UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________________
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under 240.14a-12

Smith Micro Software, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 23, 2025
Dear Smith Micro Stockholders:
We are pleased to invite you to the 2025 Annual Meeting of Stockholders of Smith Micro Software, Inc. to be held on Tuesday, June 3, 2025, at 11:00 a.m. Eastern Time via live webcast at the virtual meeting site, meetnow.global/MHZWG2G.
We will conduct a virtual online Annual Meeting this year, so our stockholders can participate from any geographic location with Internet connectivity. We believe this will enhance accessibility to our Annual Meeting for all of our stockholders, regardless of geographic location. Stockholders will be able to attend and participate in the Annual Meeting online, vote shares electronically, and submit questions prior to and during the Annual Meeting as described in the enclosed proxy statement. We are pleased to embrace the latest technology to provide expanded access and enable greater stockholder attendance and participation from any location around the world.
The expected actions to be taken at the Annual Meeting, which include the election of two directors, are described in the attached proxy statement and notice of annual meeting of stockholders. In addition to the proxy statement, we are mailing or making available to you a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, which we encourage you to read. Our Annual Report includes our audited financial statements for 2024 and information about our operations, markets and products.
We are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the attached proxy statement and our 2024 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including the attached proxy statement, our 2024 Annual Report and a form of proxy card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.
Your vote is important. Whether or not you plan to participate in the Annual Meeting, which will be held online this year, you can be sure your shares are represented at the meeting by promptly voting your shares as instructed in the Notice, or by requesting a printed proxy card, if you prefer, and completing, signing, dating and returning the printed proxy card by mail. If you later decide to participate in the Annual Meeting and wish to change your vote, you may do so simply by voting online during the meeting.
To log in to and participate in this year’s virtual Annual Meeting, you will need the stockholder control number located on the Notice, on your proxy card or on the instructions that accompanied your proxy materials. Please keep this information in a safe place so it is available to you for the meeting.
We look forward to having you join us online at the Annual Meeting.
Sincerely,
William W. Smith, Jr.
Chairman of the Board,
President & Chief Executive Officer
Smith Micro Software, Inc.

SMITH MICRO SOFTWARE, INC.
5800 Corporate Dr.
Pittsburgh, PA 15237
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2025
Notice is hereby given that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Smith Micro Software, Inc. (the “Company”) will be held on Tuesday, June 3, 2025, at 11:00 a.m. Eastern Time, at the virtual meeting site meetnow.global/MHZWG2G. The Annual Meeting will be held solely online, and as such there is no physical address for the Annual Meeting. The Annual Meeting will be held for the following purposes as more fully described in the proxy statement accompanying this notice:
1.Election of Directors. The election of two (2) directors to serve on our Board of Directors until the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
2.“Say on Pay” Proposal. Non-binding advisory vote to approve the 2024 compensation of named executive officers.
3.Ratification of the Appointment of SingerLewak LLP. Ratification of the appointment of SingerLewak LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
4.Approval of an Amendment to our Amended and Restated Omnibus Equity Incentive Plan. Approval of an amendment to authorize additional shares for issuance under our Amended and Restated Omnibus Equity Incentive Plan.
5.Approval of an Amendment to our Amended and Restated Employee Stock Purchase Plan. Approval of an amendment to authorize additional shares for issuance under our Amended and Restated Employee Stock Purchase Plan.
6.Other Business. Any other business properly brought before the stockholders at the Annual Meeting, or at any adjournment or postponement thereof.
The close of business on April 7, 2025 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record at such time will be so entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders on the Annual Meeting site at meetnow.global/MHZWG2G.
You are cordially invited to participate in the Annual Meeting. Whether or not you plan to participate in the Annual Meeting online, we urge you to ensure your representation by voting by proxy promptly in accordance with the Notice of Internet Availability of Proxy Materials (the “Notice”) or by requesting a printed proxy card, if you prefer, and completing, signing, dating and returning the proxy card, or the form forwarded by your bank, broker or other holder of record, by mail. If you attend the Annual Meeting online and vote your shares at that time, your proxy will not be used.
A majority of the outstanding shares of Common Stock entitled to vote must be represented at the Annual Meeting in order to constitute a quorum. Please vote your shares in accordance with the Notice or return your proxy card to ensure that a quorum is obtained.
By Order of the Board of Directors,
/s/ Jennifer M. Reinke
Secretary
Pittsburgh, Pennsylvania
April 23, 2025

Important notice regarding the availability of proxy materials for the stockholder meeting to be held June 3, 2025: The proxy statement and Annual Report are available at www.envisionreports.com/SMSI.
Your vote is very important, regardless of the number of shares you own. In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials unless you request to receive them in accordance with the instructions provided in the Notice. The Notice contains instructions on how to access and review all of the important information contained in the proxy materials over the Internet. The Notice also instructs how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, including our Annual Report on Form 10-K, follow the instructions for requesting such materials included in the Notice.

SMITH MICRO SOFTWARE, INC.
PROXY STATEMENT

SMITH MICRO SOFTWARE, INC.
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 3, 2025
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
General
This proxy statement contains information related to the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Smith Micro Software, Inc. (“Smith Micro,” the “Company,” “we,” “our” or “us”), which will be held on Tuesday, June 3, 2025, at 11:00 a.m. Eastern Time, and any postponements or adjournments thereof. We will host the Annual Meeting solely online via live webcast this year, so our stockholders can participate from any geographic location with Internet connectivity. We believe this will enhance accessibility to our Annual Meeting for all of our stockholders, regardless of geographic location.
In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials other than as described below. The Notice contains instructions on how to access and review all of the important information contained in the proxy materials over the Internet. The Notice also instructs how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, including our 2024 Annual Report on Form 10-K, follow the instructions for requesting such materials included in the Notice.
Stockholders of record at the close of business on April 7, 2025 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. It is anticipated that the Notice will first be sent to stockholders, and this proxy statement and the form of proxy relating to our Annual Meeting, are being first mailed or made available to stockholders on or about April 23, 2025. These materials are available for viewing, printing and downloading on the Internet at www.envisionreports.com/SMSI.
Purpose of the Meeting
The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the Notice of Annual Meeting of Stockholders accompanying this proxy statement and are described in more detail in this proxy statement. We are not aware of any matter to be presented other than those described in this proxy statement.
How to Participate in the Annual Meeting
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.
You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting meetnow.global/MHZWG2G. You also will be able to vote your shares online by attending the Annual Meeting by webcast. To participate in the Annual Meeting, you will need to enter the control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The online meeting will begin promptly at 11:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Online access will begin at 10:45 a.m. Eastern Time. Please follow the registration instructions as outlined in this proxy statement.

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call (U.S.) 1-888-724-2416 or (International) +1 781-575-2748.
Registration to Participate in the Annual Meeting
If you are a stockholder of record, as explained below, you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received.
If you own shares in “street name,” as explained below, you must register in advance to participate in the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting virtually on the Internet, you must submit proof of your proxy power (legal proxy) reflecting your Company stock holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 29, 2025. You will receive a confirmation of your registration by email after your registration materials have been received.
Requests for registration should be directed to the following:
•By email: Forward the email from your bank, broker, or other intermediary, or attach an image of your legal proxy, to legalproxy@computershare.com
•By mail: Computershare, Smith Micro Software, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001
Difference Between a “Stockholder of Record” and a Beneficial Owner of Shares Held in “Street Name”
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, then you are considered the “stockholder of record” of those shares. In this case, your Notice or printed proxy materials have been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on the Notice or, if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your proxy materials have been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.
Voting
Our outstanding common stock, par value $0.001 per share (the “Common Stock”) is the only class of securities entitled to vote on the proposals presented at the Annual Meeting. Stockholders of record on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 19,458,750 shares of Common Stock outstanding and approximately 99 stockholders of record, according to information provided by our transfer agent. Each share of Common Stock is entitled to one vote on each proposal. Stockholders may not cumulate votes in the election of directors. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
All votes will be tabulated by our inspector of elections for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and “broker non-votes” (i.e., shares held by a broker or other nominee having discretionary power to vote on some matters but not others). Broker non-votes occur when your broker or other nominee submits a proxy for your shares (because the broker or other nominee has received instructions from you on one or more proposals, but not all, or has not received instructions from you but is entitled to vote your shares on a particular “discretionary” or “routine” matter) but does not indicate a vote for a particular proposal because the broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you, or has discretionary authority but chooses not to exercise it. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.
Vote Required for Each Proposal
The voting requirements for each of the Proposals under consideration at the Annual Meeting to be approved, and the effect of abstentions and broker non-votes on each Proposal, are as follows:

Proposal	Voting Approval Standard	Effect of Abstentions	Effect of Broker Non-Votes (1)
1: Election of Directors	The two nominees receiving the highest number of votes will be elected	No effect – not counted as a vote	No effect – not counted as a vote
2: Non-Binding Advisory Vote to Approve the Compensation of Named Executive Officers (2)	Majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote	Same effect as a vote against	No effect – not counted as a vote
3: Ratification of the Appointment of SingerLewak LLP	Majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote	Same effect as a vote against	Routine matter – brokers will have discretionary authority to vote
4: Approval of Amendment to Amended and Restated Omnibus Equity Incentive Plan	Majority of votes cast on such proposal	No effect – not counted as a vote	No effect – not counted as a vote
5: Approval of Amendment to Amended and Restated Employee Stock Purchase Plan	Majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote	Same effect as a vote against	No effect – not counted as a vote
(1)Brokers are permitted to vote their customers’ shares on routine matters when the brokers have not received voting instructions from their customers. Proposal 3 is a routine matter on which brokers may vote in this way. Brokers may not vote their customers’ shares on non-routine matters, unless they have received voting instructions from their customers. Proposals 1, 2, 4 and 5 are non-routine matters. Shares that are not voted by brokers on non-routine matters because their customers have not provided instructions are called broker non-votes.
(2)With respect to Proposal 2, the advisory vote on this proposal is non-binding on the Company; however, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of these votes when making future compensation decisions.
How to Vote
The way your shares may be voted depends on how your shares are held. If you are a stockholder of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a stockholder on the records of Computershare, our stock transfer agent, you may vote by proxy, meaning you authorize the individuals named on your proxy card or Notice to vote your shares. If you choose to vote by proxy, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below. If you hold your shares of Common Stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive. If no direction is made on your proxy and it is otherwise properly executed, your proxy will be voted FOR the election of the two director nominees and will be voted FOR each of the other proposals at the Annual Meeting. You also may participate in and vote during the Annual Meeting.
Voting by proxy. You may vote your shares by proxy by telephone, via the Internet or by mail:
•By Telephone. You may transmit your proxy voting instructions by calling the telephone number specified on the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card. You will need to have the Notice or proxy card in hand when you call. If you choose to vote by telephone, you do not have to return a proxy card by mail.
•Via the Internet. You may transmit your proxy voting instructions via the Internet by accessing the website specified on the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card. You will need to have the Notice or proxy card in hand when you access the website. If you choose to vote via the Internet, you do not have to return a proxy card by mail.
•By Mail. If you received printed proxy materials, you may vote by proxy by completing, signing and dating the proxy card enclosed with your printed proxy materials and returning it in the enclosed prepaid envelope.
Voting online during the Annual Meeting. Stockholders who elect to participate in the Annual Meeting may vote online during the Annual Meeting by following the instructions provided. Even if you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will still be voted in accordance with your direction.
Telephone and Internet voting for stockholders of record will be available up until the conclusion of the Annual Meeting, and mailed proxy cards must be received by June 2, 2025 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, this deadline may be extended.
The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.
Revoking a Proxy; Changing Your Vote
If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting:
•by submitting a new proxy with a later date before the Annual Meeting either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above;
•by voting online at the virtual meeting site; or
•by filing a written revocation with our corporate Secretary.
If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other organization holding your account. You may also vote online at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the “How to Vote” section above.
Your attendance alone at the Annual Meeting will not automatically revoke your proxy.
Solicitation
The proxies being solicited for the Annual Meeting as described in this proxy statement are being solicited by the Company’s Board of Directors. We will pay all of the costs of soliciting proxies. We will provide copies of our proxy materials to brokerage firms, fiduciaries and custodians for forwarding to beneficial owners who request printed copies of these materials and will reimburse these persons for their costs of forwarding these materials. Our directors, officers and employees may also solicit proxies by telephone, facsimile or personal solicitation; however, we will not pay them additional compensation for any of these services.
Deadlines for Receipt of Stockholder Proposals and Director Nominations
Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (“SEC”) and our Bylaws. For stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to be presented at and included in our proxy statement for our 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), such proposals must be submitted to and received by the Company’s corporate Secretary no later than December 24, 2025. Pursuant to our Bylaws, any stockholder intending to present a proposal for action at an annual meeting must give written notice to the Company’s corporate Secretary not less than 30 days and not more than 60 days prior to the date of the annual meeting, except that if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, then the deadline for submitting a stockholder proposal is the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Under our Bylaws, the deadline for submitting a nomination for a director to be included in our proxy materials for an annual meeting is 60 days prior to the date of the annual meeting. In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information as required by Rule 14a-19 under the Exchange Act no later than April 4, 2026. Please note that these rules are separate from the SEC’s requirements that a stockholder must meet to have a stockholder proposal included in our proxy statement pursuant to Rule 14a-8, as discussed above. The proxy solicited by the Board of Directors for the 2026 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal no later than March 9, 2026, which is 45 calendar days prior to the anniversary date of the mailing of this proxy statement. Stockholder proposals and nominations must be in writing and should be addressed to our corporate Secretary at our principal executive offices located at 5800 Corporate Drive, 5th Floor, Pittsburgh, PA 15237. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the Securities and Exchange Commission.
We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. Your proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting that is not included in this proxy statement.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL 1:
ELECTION OF DIRECTORS
Our Amended and Restated Certificate of Incorporation and Bylaws provide for our Board of Directors (the “Board”) to be divided into three classes. Each class of directors serves for a three-year term, with one class being elected by the Company’s stockholders at each annual meeting. Our Board currently has eight directors: Andrew Arno, Thomas G. Campbell, Steven L. Elfman, Samuel Gulko, Asha Keddy, Chetan Sharma, William W. Smith, Jr. and Gregory J. Szabo. Messrs. Arno and Gulko serve as directors with terms expiring at this year’s Annual Meeting, Messrs. Sharma, Smith and Szabo serve as directors with terms expiring at the 2026 annual meeting of stockholders, and Mr. Campbell, Mr. Elfman and Ms. Keddy serve as directors with terms expiring at the 2027 annual meeting of stockholders.
Two directors will be elected at the Annual Meeting to serve three-year terms expiring on the date of the annual meeting of stockholders to be held in 2028 (the “2028 Annual Meeting”) or until their respective successors shall have been elected and qualified. The Governance and Nominating Committee of the Board of Directors has recommended to the Board for nomination, and the Board has nominated, Mr. Arno and Mr. Gulko as its nominees for election to the Board at the Annual Meeting. Your proxy will be voted, unless authority is withheld or the proxy is revoked, FOR the election of Mr. Arno and Mr. Gulko to hold office until the date of our 2028 Annual Meeting or until their respective successors have been duly elected and qualified or until in either case they earlier resign, become disqualified or disabled, or are otherwise removed. Each returned proxy cannot be voted for a greater number of persons than the nominees named on the proxy. In the unanticipated event that a nominee becomes unable or declines to serve at the time of the Annual Meeting, the proxies will be voted for a substitute person recommended by the Governance and Nominating Committee and approved by the Board. Each of Mr. Arno and Mr. Gulko have agreed to serve if elected, and the Board has no reason to believe that they will be unavailable to serve.
DIRECTORS AND NOMINEES
Provided below is certain information with respect to each nominee for election as a director and each continuing director.
Director Nominees for Terms Ending at the 2028 Annual Meeting of Stockholders:

Name	Age	Present Position with the Company
Andrew Arno (1)	65	Director
Samuel Gulko (2)	93	Director
(1)Member of the Governance and Nominating and Mergers and Acquisitions Committees
(2)Member of Audit and Compensation Committees
Mr. Arno joined our Board of Directors in 2011 and has more than 30 years of experience handling a wide range of corporate and financial matters, primarily including work as an investment banker and strategic advisor to emerging growth companies. Mr. Arno currently serves as a managing member of Unterberg Legacy, LLC, a merchant bank and multi-family office, where he has served since 2023. He previously served, from 2015 to 2023, as vice chairman of Special Equities Group, LLC, a privately held investment banking firm affiliated with Dawson James Securities Inc. and previously affiliated with Bradley Woods & Co. Ltd. and Chardan Capital Markets LLC. From 2013 until 2015, Mr. Arno served as managing director of Emerging Growth Equities, an investment banking firm, and was previously president of LOMUSA Limited, an investment banking firm. Earlier in his career, Mr. Arno served as vice chairman and chief marketing officer of Unterberg Capital, LLC, an investment advisory firm that he co-founded. He was also vice chairman and head of the equity capital markets division of Merriman Capital LLC, an investment banking firm, and served on the board of the parent company, Merriman Holdings, Inc. Mr. Arno currently serves on the boards of Oncocyte Corp. (OCX), a precision diagnostics company, where he serves as chairman; XXII Century Group (XXII), a biotechnology company; Catheter Precision, Inc. (VTAK), a medical device company; Independa, Inc., a privately held software company; and ComHear Inc., a privately held audio technology R&D company, where he serves as chairman. Mr. Arno received a Bachelor of Science degree from George Washington University. Mr. Arno brings to the Board valuable understanding of public markets, significant experience in investment matters, and a keen understanding of stockholder perspectives as it relates to enhancing value for our stakeholders.
Mr. Gulko became a director in 2004 and has extensive experience and expertise in financial and accounting matters. Since 2002, he has provided tax and consulting services on a part-time basis to a limited number of clients. From 1996 until his retirement in 2002, Mr. Gulko served as the Chief Financial Officer, and as the Vice President of Finance, Secretary and Treasurer of Neotherapeutics, Inc., a publicly traded biotechnology company (now known as Spectrum Pharmaceuticals, Inc.). During this same period, he also served as a member of the board of directors of Neotherapeutics, Inc. Earlier in his career, Mr. Gulko was self-employed as a certified public accountant and business consultant, as well as the part time chief financial officer of several privately-owned companies, and previously served as a partner in the audit practice of Ernst & Young LLP, an accounting and business services firm. Mr. Gulko holds a Bachelor of Science degree in Accounting from the University of Southern California. Mr. Gulko brings to our Board extensive qualifications and experience in finance and public accounting, including his prior service as an audit partner at Ernst & Young LLP and as the CFO of a publicly traded company.
Vote Required for Approval and Recommendation of Board of Directors
The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval of the election of directors standing for election at the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES NAMED ABOVE OR THEIR SUBSTITUTES AS SET FORTH HEREIN.
Continuing Directors with Terms Ending at the 2026 Annual Meeting of Stockholders:

Name	Age	Present Position with the Company
Chetan Sharma (1)	55	Director
William W. Smith, Jr.	77	Chairman of the Board, President and Chief Executive Officer
Gregory J. Szabo (2)	77	Director
(1)Member of the Mergers and Acquisitions Committee
(2)Member of the Audit and Mergers and Acquisitions Committees
Mr. Sharma joined the Board in April 2022. Since 2000, Mr. Sharma has served as the Chief Executive Officer and founder of Chetan Sharma Consulting, a management consulting and strategic advisory firm serving the mobile, media, and technology industries. Prior to founding his firm, Mr. Sharma served as director of the Emerging Solutions and Wireless practices at Luminant Worldwide, a global provider of strategic consulting and professional services, and earlier in his career held roles in systems engineering and product management at Cellular Technical Services, a start-up company focused on preventing fraud in wireless networks. Mr. Sharma holds a Bachelor of Science degree in Electrical Engineering from Indian Institute of Technology and a Master of Science degree in Electrical and Computer Engineering from Kansas State University. Mr. Sharma brings to the Board more than 20 years of experience in providing strategic advisory services to leading companies in the wireless technology industry and offers the Board valuable insight into strategic and operational issues important to the Company’s success.
Mr. Smith co-founded Smith Micro and has served as our Chairman of the Board, President and Chief Executive Officer since the Company’s inception in 1982. Mr. Smith was employed by Rockwell International Corporation in a variety of technical and management positions from 1975 to 1984. Mr. Smith served with Xerox Data Systems from 1972 to 1975 and RCA Computer Systems Division from 1969 to 1972 in mainframe sales and pre-sale technical roles. Mr. Smith received a Bachelor of Arts degree in Business Administration from Grove City College. As co-founder and the most senior executive of our Company, Mr. Smith provides the Board with valuable insight into the Company’s business operations, opportunities and challenges, as well as his extensive knowledge of the telecommunications and wireless industries, garnered during his 40+ years of service with our Company. Mr. Smith also possesses particular strengths with respect to leadership and management skills.
Mr. Szabo re-joined the Board in 2011 after previously serving from 2001 to 2010. Mr. Szabo has over 30 years of wireless communications senior management experience from his career with the wireless operations of AirTouch and Vodafone, which in a joint venture with Bell Atlantic formed Verizon Wireless in 2000. As Senior Vice President-Network Services, he directed AirTouch’s engineering and operations for the company's cellular systems in the eastern United States, and later served as Executive Director, Global Technology for Vodafone AirTouch. Mr. Szabo previously held managerial positions with Motorola and Martin Marietta (now Lockheed Martin). He also co-founded Ertek Inc., which designed manufacturing systems for RFID (Radio Frequency IDentification) tag antennas. Mr. Szabo received both a Bachelor of Science degree and Master of Science degree in Electrical Engineering from Ohio University. He brings to our Board substantial market knowledge and in-depth insight into the worldwide telecommunications and wireless data and cellular industries.
Continuing Directors with Terms Ending at the 2027 Annual Meeting of Stockholders:

Name	Age	Present Position with the Company
Thomas G. Campbell (1)	74	Director
Steven L. Elfman (2)	69	Director
Asha Keddy (3)	51	Director
(1)Member of the Audit, Compensation, and Governance and Nominating Committees
(2)Member of the Compensation, Governance and Nominating, and Mergers and Acquisitions Committees
(3)Member of the Audit Committee
Mr. Campbell became a director in 1995. From 1999 until his retirement in October 2021, he served as the Executive Vice President of King Printing, Inc., a book printing and manufacturing company. Mr. Campbell currently serves in volunteer roles for the grant program of Cummings Foundation, which seeks to support nonprofits in eastern Massachusetts, where he has served since February 2021, and for Rivier University, a private university where he has served since September 2023. From 1996 to 1999, he was the Vice President of Operations of Complete Concepts, Ltd., a manufacturer and distributor of women’s accessories. From 1995 to 1996, Mr. Campbell was an independent management consultant specializing in corporate turnarounds, and prior to that served during 1995 as the Chief Operating Officer of Laser Atlanta Optics, Inc. From 1985 to 1995, he served in several senior management positions at Hayes Microcomputer Products, Inc., including Vice President of Operations and Business Development and as Chief Operating Officer and a member of the board of directors of Practical Peripherals, a Hayes subsidiary. Prior to 1985, Mr. Campbell was employed by Digital Equipment Corporation. Mr. Campbell attended Boston University. Mr. Campbell brings to our Board extensive executive management experience in the retail and consumer products industries, along with strengths in leadership, management, financial, international business and corporate governance.
Mr. Elfman became a director in 2014. He is the former President of Network Operations and Wholesale at Sprint, a telecommunications company and leading wireless carrier prior to its acquisition by T-Mobile in 2020, having had responsibility for product, technology development, network, wholesale operations, value-added services, procurement and real estate, and digital. Mr. Elfman joined the Sprint senior leadership team in 2008 from mobile data technology services company, Infospace, where he was Executive Vice President of Infospace Mobile, then President and Chief Operating Officer of Motricity following the acquisition of Infospace Mobile. He also has held leadership positions at Terabeam, as Executive Vice President of Operations, and at AT&T Wireless, where he was Chief Information Officer. Mr. Elfman was the CIO at GE Capital (Fleet Services Company) as well as head of IT at 3M Company for international operations. Mr. Elfman graduated from the University of Western Ontario in Canada with a degree in computer science and business. He previously served on the board of directors of Syntonic Limited, a software company and provider of mobile software solutions, where he served as non-executive chairman and as a member of the compensation committee of the board of directors. Mr. Elfman also previously served on the boards of Affirmed Networks, Inc., a mobile network solutions company, CollabIP, Inc., a communications intelligence platform provider, Competitive Carriers Association, Bethany College and Clearwire. Mr. Elfman brings to our Board extensive knowledge of the telecommunications and wireless data and cellular industries, particularly with respect to large wireless providers.
Ms. Keddy joined the Board in 2022. She has nearly three decades of industry experience, including in senior executive roles, currently serving as Vice President, Global Technology Standards at Cisco, a worldwide technology leader, where she is focused on current and emerging technology areas, including AI, data, and network areas. Prior to joining Cisco in January 2025, Ms. Keddy served as Chief Executive Officer of Henna Business Services, LLC, a consulting firm specializing in strategy, innovation and execution with a focus on private market and startup companies. Her consultancy practice followed more than 23 years of service in various roles at Intel Corporation, a Fortune 50 company, most recently serving as Intel’s Corporate Vice President and General Manager, Next Generation Systems and Standards from 2019 until her retirement from the company in 2023. Ms. Keddy is a business innovation leader, technology futurist and patent-holder. Ms. Keddy has spent her career building enterprise and consumer systems and defining policies to transform working and living environments. Ms. Keddy served as a pivotal force, including serving as Intel’s 5G Executive Sponsor, in leading the creation of 5G and Wi-Fi market opportunities for Intel using incubation efforts, product development, industry forums, standards creation, ecosystem enablement, and policy governance. Ms. Keddy is a highly networked industry thought leader, and a global spokesperson providing insights to government agencies, the media, analysts, academia, and investors. She has served as a representative before Congress and other international government agencies, including testimonies to the U.S. Senate on 5G. Ms. Keddy helped establish Intel as a leader within key wireless, industrial, and edge standards bodies, and multiple industry fora, such as the 3GPP, IEEE, Wi-Fi Alliance, ETSI and Open-RAN. Ms. Keddy holds a Bachelor of Science degree in computer engineering from Mumbai University and a Master of Science degree in computer science from Clemson University. She completed the Intel Executive Accelerator Program at Stanford University Graduate School of Business and has earned the NACD Directorship Certification from the National Association of Corporate Directors. Ms. Keddy brings to the Smith Micro Board extensive industry expertise and in-depth insight into the wireless industry across the entire ecosystem, spanning a near three-decade career of technology, business, and operational leadership experience including in consumer, enterprise, and IOT markets.

PROPOSAL 2:
ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding and advisory basis, the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”). At our 2023 Annual Meeting of Stockholders, our Board of Directors recommended, and our stockholders voted on an advisory basis, to conduct this vote annually. Since the vote on this compensation program is advisory in nature, it will not affect any compensation already awarded to any named executive officer and will not be binding on or overrule any decisions made by the Compensation Committee or the Board with respect to compensation to be awarded in the future. The vote on this resolution is not intended to address any specific element of compensation. Rather, this vote relates to the totality of the compensation of our named executive officers as described in this proxy statement.
The Compensation Committee annually reviews named executive officer compensation. As discussed in the narrative under the heading “Executive Compensation” beginning on page 36 of this proxy statement, our compensation program is designed to align executive pay with Company performance, and we seek to closely align the interests of our named executive officers with the interests of our stockholders.
The Compensation Committee and the Board will consider the results of this advisory vote when formulating future executive compensation policy. As such, your vote will serve as an additional tool to guide the Compensation Committee and the Board in continuing to align the Company’s executive compensation program with the interests of the Company and its stockholders. Your vote will also guide the Compensation Committee and the Board to ensure that our executive compensation program is consistent with our commitment to high standards of corporate governance.
We ask our stockholders to vote on the following resolution at the Annual Meeting:
"RESOLVED, that the Company’s stockholders approve on an advisory basis the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative disclosure contained therein."
Vote Required for Approval and Recommendation of the Board of Directors
Approval of this non-binding, advisory resolution requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
SingerLewak LLP has been engaged as the Company’s independent registered public accounting firm since 2005. The Audit Committee has selected SingerLewak LLP as the Company’s independent auditors for the fiscal year ending December 31, 2025 and has further directed that the selection of the independent auditors be submitted for ratification by the stockholders at the Annual Meeting.
Stockholder ratification of the selection of SingerLewak LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of SingerLewak LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain SingerLewak LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. Representatives of SingerLewak LLP are not expected to be present at the Annual Meeting and accordingly will not have an opportunity to make a statement or be available to respond to questions from stockholders.
Principal Accounting Fees and Services
The following is a summary of the fees billed to Smith Micro by SingerLewak LLP for professional services rendered for the fiscal years ended December 31, 2023 and December 31, 2024:

Fee Category	Fiscal 2023 Fees	Fiscal 2024 Fees
Audit Fees	$374,816	$489,436
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Audit Fees: This category consists of fees billed for professional services rendered for the audit of our consolidated annual financial statements, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
Audit-Related Fees: This category consists of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”
Tax Fees: This category consists of fees billed for professional services rendered for tax compliance, tax advice and tax planning.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting.

Vote Required for Approval and Recommendation of the Board of Directors
The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is being sought to ratify the appointment of SingerLewak LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF SINGERLEWAK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

PROPOSAL 4:
APPROVAL OF AMENDMENT TO
AMENDED AND RESTATED OMNIBUS EQUITY INCENTIVE PLAN
The Company’s stockholders are being asked to approve an amendment (the “Equity Plan Amendment”) to the Company’s Amended and Restated Omnibus Equity Incentive Plan (the “Equity Plan”), which would increase the number of shares of Common Stock currently issuable under the Equity Plan by an additional three million shares.   The Equity Plan Amendment has been approved by the Company’s Board of Directors.
The Company is seeking to increase the number of shares under the Equity Plan to have a sufficient number of shares (and an appropriate buffer amount) to issue equity awards to new as well as current employees eligible to receive equity awards as part of their overall compensation packages, to provide the Company with sufficient flexibility to offer equity incentive compensation to employees in lieu of cash incentive compensation as appropriate, and to attract, incentivize and retain highly qualified employees. The Company’s Board of Directors has approved, subject to stockholder ratification and approval, the Equity Plan Amendment to increase the maximum number of shares of the Company’s Common Stock reserved under the Equity Plan by three million shares to a total of 7,578,125 shares. As of April 10, 2025, there were 337,883 remaining shares available for issuance under the Equity Plan.
The following table sets forth certain information about awards currently outstanding under the Equity Plan:

Amended and Restated Omnibus Equity Incentive Plan	As of April 10, 2025
Total Stock Options Outstanding	30,474
Total Restricted Stock Awards Outstanding (unvested shares remaining)	1,913,073
Weighted-Average Exercise Price of Stock Options Outstanding	$5.99
Weighted-Average Remaining Duration (yrs) of Stock Options Outstanding	3.84
Total Shares Available for Grant under the Equity Plan	337,883
Total Common Stock Outstanding	19,458,750
The closing price of the Company’s Common Stock on April 10, 2025 was $0.76 per share.
The ratification and approval of the Equity Plan Amendment is not anticipated to have any effect on the benefits to be received by the Company’s employees and officers under the Equity Plan.
Vote Required for Approval and Recommendation of the Board of Directors
Approval of the Equity Plan Amendment proposal requires the affirmative vote of a majority of votes cast on such proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE EQUITY PLAN AMENDMENT AS DESCRIBED HEREIN.
Summary of Material Features of the Equity Plan
Administration. The Equity Plan is administered by the Compensation Committee of the Board of Directors (the “Plan Committee”) consisting of persons who are each (i) “Outside Directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) “Non-Employee Directors” within the meaning of Rule 16b-3 of the Exchange Act, and (iii) “independent” for purposes of any applicable listing requirements. Notwithstanding the foregoing, a committee consisting of one or more persons who do not qualify as Outside Directors may be delegated authority to grant awards to eligible persons who are not “covered employees” (within the meaning of Section 162(m) of the Code, and who are not expected to be “covered employees” at the time of recognition of income resulting from such award) or with respect to whom we wish to comply with the requirements of Section 162(m) of the Code. Further, a committee consisting of one or more persons who are not Non-Employee Directors may be delegated authority to grant awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. If a member of the Plan Committee is eligible to receive an award under the Equity Plan, such Plan Committee member shall have no authority with respect to his or her own award. Among other things, the Plan Committee has complete discretion, subject to the terms of the Equity Plan, to determine the employees, non-employee directors and non-employee consultants to be granted awards under the Equity Plan, the type of awards to be granted, the number of shares subject to each award, the exercise price under each option and the base price for each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, the value of the shares underlying the award, and the required withholdings, if any. The Plan Committee is also authorized to construe the award agreements and may prescribe rules relating to the Equity Plan.
Grant of Awards; Shares Available for Awards. The Equity Plan provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), unrestricted shares, restricted shares, restricted stock units (“RSUs”), performance stock and units, SARs, tandem stock appreciation rights, distribution equivalent rights, or any combination of the foregoing, to employees, non-employee directors, and non-employee consultants of the Company or any of its subsidiaries (each a “participant”) (however, solely Company employees or employees of the Company’s subsidiaries are eligible for ISO awards). Prior to the adoption of the Equity Plan Amendment, a total of 4,578,125 shares are currently reserved for issuance under the Equity Plan.  Shares awarded as restricted stock, RSUs, performance stock, or dividend equivalent rights, which convey the full value of the shares subject to the award, are counted against the available share pool as 1.2 shares for every one share awarded, while options and SARs count as one share for every share awarded. To the extent that an award (or portion of an award) lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall be deemed not to have been issued for purposes of determining the maximum aggregate shares which may be issued under the Equity Plan and shall again be available for the grant of a new award. However, shares not issued or delivered as a result of the net settlement of an SAR or option, shares used to pay the exercise price or withholding taxes related to an award and shares repurchased on the open market with the proceeds from the exercise of any option will not be available for future issuance under the Equity Plan.
The Equity Plan will continue in effect, unless sooner terminated, until June 18, 2034, which is the tenth (10th) anniversary of the date on which it was approved by the stockholders (except as to awards outstanding on that date). The Board of Directors in its discretion may terminate the Equity Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Equity Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted. The maximum value of awards that may be granted under the Equity Plan to any non-employee director during any fiscal year is $500,000, subject to certain limited exceptions.
Future new hires, non-employee directors and additional non-employee consultants are eligible to participate in the Equity Plan as well. The number of awards to be granted to officers, non-employee directors, employees and non-employee consultants cannot be determined at this time as the grant of awards is dependent upon various factors such as hiring requirements and job performance.
Options. The term of each stock option shall be as specified in the option agreement; provided, however, that no option shall be exercisable after the expiration of ten (10) years from the date of its grant (five (5) years for an employee who is a ten percent stockholder). The Equity Plan expressly prohibits the re-pricing of options (including the cancellation and re-grant of outstanding options) without prior stockholder approval. The Equity Plan also requires a minimum vesting period of one year before any portion of a stock option award will be vested. The price at which a share may be purchased upon exercise of a stock option shall not be less than the fair market value of a share on the date such stock option is granted and shall be subject to adjustment as provided in the Equity Plan. The Plan Committee or the Board of Directors shall determine the time or times at which, or the circumstances under which, a stock option may be exercised in whole or in part, the time or times at which options shall cease to be or become exercisable following termination of the stock option holder’s employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which shares will be delivered or deemed to be delivered to participants who exercise stock options.  Options which are ISOs shall comply in all respects with Section 422 of the Code.

Unrestricted Stock Awards. Pursuant to the terms of the applicable unrestricted stock award agreement, an unrestricted stock award is the award or sale of shares to employees, non-employee directors or non-employee consultants, which are not subject to transfer restrictions in consideration for past services rendered to the Company or any of its subsidiaries or for other valid consideration.
Restricted Stock Awards. Restricted stock awards shall include such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Committee or the Board of Directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Committee or the Board of Directors may determine at the date of grant or purchase or thereafter. If provided for under the restricted stock award agreement, a participant who is granted or has purchased restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Committee or the Board of Directors or in the award agreement). During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of by the participant.
Restricted Stock Unit Awards. A restricted stock unit (“RSU”) award provides for a grant of shares or a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable RSU award agreement the individual service-based vesting requirements which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. The Plan Committee has discretion to prescribe additional terms and conditions or restrictions. The holder of a RSU shall be entitled to receive a cash payment equal to the fair market value of a share, or one (1) share, as determined and as set forth in the RSU award agreement, for each RSU subject to such RSU award, if and to the extent the holder satisfies the applicable vesting requirements. Such payment or distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the RSU first becomes vested, unless otherwise structured to comply with Code Section 409A.
Performance Stock Awards. A performance stock award provides for the distribution of shares (or cash equal to the fair market value of shares) to the holder upon the satisfaction of predetermined individual and/or Company goals or objectives. The Plan Committee shall set forth in the applicable performance stock award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) required to be satisfied before the holder would become entitled to the receipt of shares (or cash equal to the fair market value of shares) pursuant to such holder’s performance stock award and the number of shares of shares subject to such performance stock award. The vesting restrictions under any performance stock award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code and, if such goals and objectives are achieved, the distribution of such shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of our fiscal year to which such goals and objectives relate, unless otherwise structured to comply with Code Section 409A. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance stock award shall have no rights as a stockholder until such time, if any, as the holder receives shares pursuant to the performance stock award.
Performance Unit Awards. A performance unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual and/or Company (or affiliate) performance goals or objectives based on selected performance criteria, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Company would be required to satisfy before the holder would become entitled to payment, the number of units awarded to the holder and the dollar value assigned to each such unit. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance unit shall be entitled to receive a cash payment equal to the dollar value assigned to such unit under the applicable performance unit award agreement if the holder and/or the Company satisfies (or partially satisfies, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement. If achieved, such payment shall be made no later than by the fifteenth

(15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate, unless otherwise structured to comply with Code Section 409A.
Stock Appreciation Rights. A stock appreciation right (“SAR”) provides the participant to whom it is granted the right to receive, upon its exercise, cash or shares equal to the excess of (A) the fair market value of the number of shares subject to the SAR on the date of exercise, over (B) the product of the number of shares subject to the SAR multiplied by the base value for the SAR, as determined by the Plan Committee or the Board of Directors. The Plan Committee shall set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of a share on the date of grant), the number of shares subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the Plan Committee imposes on the SAR. No SAR shall be exercisable after the expiration of ten (10) years from the date of grant, and each SAR shall have a minimum vesting period of one year before any portion of an award will be vested. A tandem SAR is a SAR granted in connection with a related option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the shares under the related option. If the Plan Committee grants a SAR which is intended to be a tandem SAR, the tandem SAR shall be granted at the same time as the related option and additional restrictions apply. The Equity Plan expressly prohibits the re-pricing of SARs (including the cancellation and re-grant of outstanding SARs) without prior stockholder approval.
Distribution Equivalent Rights. A distribution equivalent right entitles the holder to receive bookkeeping credits, cash payments and/or share distributions equal in amount to the distributions that would be made to the holder had the holder held a specified number of shares during the period the holder held the distribution equivalent rights. The Plan Committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such award becomes vested, the distribution of such cash or shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the holder’s interest in the award vests, unless otherwise structured to comply with Code Section 409A. Distribution equivalent rights awards may be settled in cash or in shares, as set forth in the applicable distribution equivalent rights award agreement. A distribution equivalent rights award may, but need not be, awarded in tandem with another award (but not an option or SAR award), whereby, if so awarded, such distribution equivalent rights award shall expire, terminate or be forfeited by the holder, as applicable, under the same conditions as under such other award. The distribution equivalent rights award agreement for a distribution equivalent rights award may provide for the crediting of interest on a distribution equivalent rights award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest was credited and vested), at a rate set forth in the applicable distribution equivalent rights award agreement, on the amount of cash payable thereunder.
Recapitalization or Reorganization. Subject to certain restrictions, the Equity Plan provides for the adjustment of shares underlying awards previously granted if, and whenever, prior to the expiration or distribution to the holder of shares underlying such an award, the Company would undertake a subdivision or consolidation of our shares or payment of a stock dividend on shares without receipt of consideration. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted award, the holder shall be entitled to receive (or entitled to purchase, if applicable) under such award, in lieu of the number of shares then covered by such award, the number and class of shares and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the holder had been the holder of record of the number of shares then covered by such award. The Equity Plan also provides for the adjustment of shares underlying awards previously granted in the event of changes to the outstanding shares by reason of an extraordinary cash dividend, reorganization, merger, consolidation, combination, split-up, spin-off, exchange or other relevant change in capitalization occurring after the date of the grant of any award, subject to certain restrictions.
Amendment and Termination. The Equity Plan shall continue in effect, unless sooner terminated pursuant to its terms, until the tenth (10th) anniversary of the effective date of the Equity Plan (except as to awards outstanding on that date). The Board of Directors may terminate the Equity Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Equity Plan’s termination shall not materially and adversely impair the rights of a holder with respect to any award theretofore granted without the consent of the holder. The Board of Directors shall have the right to alter or amend the Equity Plan or any part thereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of our stockholders at which a quorum representing a majority of our shares entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Equity Plan may (i) materially increase the benefits accruing to holders, (ii) except as otherwise expressly provided in the Equity Plan, materially increase the number of shares subject to the Equity Plan or the individual award agreements, (iii) materially modify the requirements for participation, or (iv) amend, modify or suspend certain re-pricing prohibitions or amendment and termination provisions as specified therein. In addition, no change in any award theretofore granted may be made which would materially and adversely impair the rights of a holder with respect to such award without the consent of the holder (unless such change is required in order to cause the benefits under the Equity Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code or to cause the Equity Plan and/or Award to be exempt from or comply with Section 409A of the Code).
Certain U.S. Federal Income Tax Consequences of the Equity Plan
The following is a general summary of certain U.S. federal income tax consequences under current tax law to the Company (to the extent it is subject to U.S. federal income taxation on its net income) and to participants in the Equity Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options which are ISOs, or stock options which are NQSOs, unrestricted stock, restricted stock, RSU, performance stock, performance units, SARs, and dividend equivalent rights. This summary does not purport to cover all of the special rules that may apply, including special rules relating to limitations on our ability to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, U.S. Participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously acquired shares. This summary assumes that U.S. Participants will hold their shares as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the foreign, state or local or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the Equity Plan, or shares issued pursuant thereto. Participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the Equity Plan or shares issued thereunder pursuant to the Equity Plan.
Nonstatutory Stock Options. A U.S. Participant generally does not recognize taxable income upon the grant of a NQSO. Upon the exercise of a NQSO, the U.S. Participant generally recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company generally will be entitled to a deduction for such amount at that time. If the U.S. Participant later sells shares acquired pursuant to the exercise of a NQSO, the U.S. Participant recognizes a long-term or short-term capital gain or loss, depending on the period for which the shares were held. The capital gain (or loss) will be short-term if the shares are disposed of within one year after the NQSO is exercised and long-term if the shares are held more than 12 months as of the sale date. A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.
Incentive Stock Options. A U.S. Participant generally does not recognize ordinary taxable income upon the grant or the exercise, of an ISO; provided, however, upon the exercise of an ISO the excess of the fair market value of the shares received under the ISO over the exercise price is an item of tax preference for purposes of calculating a U.S. Participant’s alternative minimum tax. If a U.S. Participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. Participant (the “ISO Holding Period”), a U.S. Participant generally recognizes a long-term capital gain or loss, and the Company will not be entitled to a deduction. However, if the U.S. Participant disposes of such shares prior to the end of the ISO Holding Period, the U.S. Participant will recognize ordinary compensation income equal to the excess (if any) of the fair market value of such shares on the date of exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and the Company generally will be entitled to a corresponding tax deduction of such amount.

Stock Appreciation Rights. A U.S. Participant generally does not recognize income upon the grant of a SAR. A U.S. Participant recognizes ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and the Company generally will be entitled to a corresponding tax deduction of such amount.
Performance Awards, Performance Shares, Restricted Stock Units, Unrestricted Stock Award and Dividend Equivalents. A U.S. Participant generally does not recognize income on the receipt of a performance stock award, performance unit award, RSU award, unrestricted stock award or dividend equivalent rights award until a cash payment or a distribution of shares is received thereunder. At such time, a U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares or the amount of cash received over any amount paid therefor, and the Company generally will be entitled to a corresponding tax deduction of such amount.
Restricted Stock. A U.S. Participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares at the time the restriction lapses over any amount paid for the shares. Alternatively, the U.S. Participant may make an election under Section 83(b) of the Code to be taxed on the fair market value of such shares at the time of grant. The Company generally will be entitled to a corresponding tax deduction at the same time and in the same amount as the income that is required to be recognized by a U.S. Participant.
Internal Revenue Code Section 409A. Awards under the Equity Plan may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code.  Generally, to the extent that any such award fails to meet the requirements of Section 409A, the regulations issued thereunder or an exception thereto, the award recipient will be subject to immediate taxation, interest and tax penalties in the year the award vests.  While awards issued under the Equity Plan are intended to be structured and administered in a manner that complies with the requirements of Section 409A of the Code (or an exception thereto), no assurance can be given that compensation will, in fact, satisfy the requirements of Section 409A (or an exception thereto).
Limitation on Deduction; Consequences of Change in Control.  Section 162(m) of the Code generally places a $1 million limit on the amount of compensation the Company can deduct in any one year for certain executive officers and certain former executive officers. Historically, the $1 million deduction limit generally has not applied to compensation that qualifies as performance-based compensation under Section 162(m). Effective for taxable years beginning on or after January 1, 2018, the exemption for qualified performance-based compensation under Section 162(m) has been repealed, such that compensation in excess of $1 million paid to any individual who served in 2017 or any later year as the Company’s principal executive officer (PEO), principal financial officer (PFO), or one of the Company’s other three most highly compensated executive officers will generally not be deductible. Additionally, beginning on or after January 1, 2027, the American Rescue Plan Act of 2021 expands the applicability of Section 162(m) to also include the next five highest paid corporate officers so that the total number of covered employees subject to the $1 million deduction limitation will be at least 10. It is possible the compensation attributable to awards under the Equity Plan may cause this limitation to be exceeded in any particular year. While the Compensation Committee considers tax deductibility as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by the Company for tax purposes.
In addition, if a “change in control” of the Company causes compensation under the Company’s incentive plans, including awards under the Equity Plan, to accelerate vesting or result in the attainment of performance goals, U.S. Participants could, in some cases, be considered to have received “parachute payments.” If so, any such participant could be subject to a 20% excise tax under Section 4999 of the Code on the amount of “excess parachute payments” received and the Company’s tax deduction could be disallowed under Section 280G of the Code.
Summary Conclusion
Our Board of Directors is requesting this vote by the stockholders to approve the increase of the number of shares available for issuance under the Equity Plan by an additional three million shares. If the stockholders do not approve the Equity Plan Amendment, the Equity Plan will continue in effect pursuant to its current terms and conditions, and we may continue to grant awards under the Equity Plan, subject to its terms, conditions and limitations. The increase in shares reserved for issuance will be the only material change to the existing Equity Plan resulting from the stockholders’ approval of the Equity Plan Amendment.  Stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the proposal to approve the Equity Plan Amendment. Additionally, stockholders are directed to the full text of the Equity Plan Amendment, which is attached as Appendix A to this proxy statement, as any summary or description of the Equity Plan Amendment contained herein is qualified in its entirety by reference to Appendix A. Further, the foregoing summary of certain provisions of the existing Equity Plan is qualified in its entirety by reference to the complete text of the Equity Plan, as amended. A copy of the original Equity Plan is attached as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 9, 2024. Capitalized terms not otherwise defined in this proposal shall have the meaning ascribed to them in the Equity Plan.

PROPOSAL 5:
APPROVAL OF AN AMENDMENT TO THE SMITH MICRO SOFTWARE, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
Proposed Amendment
On April 4, 2025, the Board adopted an amendment to the Smith Micro Software, Inc. Amended and Restated Employee Stock Purchase Plan (the “ESPP”) to increase the aggregate number of shares of Common Stock authorized for issuance under the ESPP by 250,000 shares (the “ESPP Amendment”), subject to the approval of the Company’s stockholders. The Board recommends the stockholders approve the ESPP Amendment. The ESPP Amendment is attached as Appendix B to this proxy statement.
Background to Proposed Amendment
Smith Micro’s equity compensation program is a key part of our compensation policy to attract, motivate and retain talented employees, align employee and stockholder interests, link employee compensation with company performance and maintain a culture based on employee stock ownership. The ESPP encourages employee stock ownership in the Company. The proposed amendment is essential to permit the Company to continue the pursuit of these objectives.
As of April 10, 2025, only 7,485 shares remained authorized for issuance under the ESPP. Once the remaining shares are issued, the Company would no longer be able to provide a broad-based employee stock purchase plan to encourage employee ownership in the Company.
As amended, the ESPP would authorize the issuance of up to 250,000 shares of Common Stock in addition to the 31,250 shares of Common Stock previously authorized under the ESPP. Upon approval, based on total shares outstanding as of April 10, 2025, the total number of shares remaining available for issuance under the ESPP would be 257,485, representing approximately 1.3% of total shares outstanding.
Vote Required for Approval and Recommendation of the Board of Directors
Approval of the ESPP Amendment Proposal requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ESPP AMENDMENT AS DESCRIBED HEREIN.
Description of the ESPP
The following is a brief summary of the material terms of the ESPP, as amended by the ESPP Amendment. This summary is qualified in its entirety by reference to the full text of the ESPP, which is attached as Exhibit 10.11 to the Registrant’s Registration Statement on Form S-8 (No. 333-169671) filed on September 30, 2010, as amended by the ESPP Amendment, which is attached hereto as Appendix B.
In General. The ESPP is intended to encourage stock ownership by eligible employees of the Company (and participating subsidiaries) so that they may share in the company’s growth by acquiring or increasing their ownership interest in the Company, and to encourage eligible employees to remain employed by the Company and its participating subsidiaries. The ESPP is intended to constitute an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The ESPP is implemented by a series of separate offerings, which we refer to as purchase periods. On the first day of each purchase period, each participating employee is granted an option to purchase shares of Common Stock, which will be automatically exercised on the last day of the purchase period. As of April 10, 2025, there are approximately 160 eligible employees.

Administration. The Plan is administered by the Compensation Committee. The Committee has the power to interpret the ESPP, determine all questions or issues that might arise under the ESPP, and to adopt and amend rules and regulations for administration of the ESPP, as the Committee may deem appropriate.
Eligibility. Employees of the Company who are employed on the first business day of a purchase period are eligible to participate in the ESPP, however the Committee has the authority to exclude employees who have been employed less than 90 days or whose customary employment is for not more than five months in any calendar year. However, an employee may not be granted an option under the ESPP if, after the granting of the option, such employee would own or be considered to own five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company.  Non-employee directors cannot participate in the ESPP.
Authorized Shares. As amended, the ESPP would authorize the issuance of up to 281,250 shares of Common Stock, subject to adjustment as described below. As of April 10, 2025, 23,765 of these shares had already been issued and are not available for issuance under the ESPP again. Shares of Common Stock that may be issued under the ESPP include authorized but unissued shares or shares reacquired by the Company, including by purchase in the open market.
Purchase periods. The purchase periods consist of each successive six- (6) month period commencing on the first day of April and ending on the last day of September and commencing on the first day of October and ending on the last day of March, of each calendar year.
Options. On the first business day of each purchase period, the Company grants to each participant in the ESPP an option to purchase the number of shares of Common Stock which may be purchased with the payroll deductions to be accumulated in an account maintained on behalf of such Employee. On the last day of the purchase period, the employee will be deemed to have exercised this option, at the option price, to the extent of such employee’s accumulated payroll deductions, subject to the employee’s continued eligibility throughout the purchase period and subject to the limitations described below. The option price is an amount equal to eighty-five percent (85%) of the fair market value of the Common Stock on the last business day of the purchase period, determined based on the closing price of the Common Stock on The Nasdaq Stock Market on that date; provided, that the Committee can choose in its discretion to determine the option price based on the lesser of the fair market value of the Common Stock on the first business day of each purchase period or the last business day of the purchase period.
Limitations. The number of shares that may be purchased by an employee under the ESPP during any calendar year shall not in any event exceed the lesser of (i) such share limit as is determined by the Committee (which is currently 250 shares) or (ii) shares having a fair market value of $25,000.
Participation. Eligible employees may elect to participate in the ESPP by delivering, on or before the first day of a purchase period, an authorization in the form established by the Company of the amount (a whole percentage not more than ten percent (10%), or such other percentage as determined by the Committee, of the employee’s cash compensation) to be deducted from the employee’s pay and applied toward the purchase of Common Stock in such purchase period in accordance with the terms of the ESPP. Unless an employee files a new authorization or withdraws from the ESPP, the employee’s elections will continue to succeeding purchase periods. The Company will accumulate and hold for the employee’s account the amounts deducted from the employee’s pay. No interest will be paid on these amounts.
Withdrawal. An employee may withdraw from participation in the ESPP at any time during or following a purchase period by delivering a withdrawal notice to the Company. If an employee discontinues participation in the ESPP during a purchase period, the employee’s accumulated payroll deductions will be used to purchase shares of Common Stock in accordance with the ESPP, but no further payroll deductions will be made from the employee’s pay during such purchase period or future purchase periods unless the employee submits a new authorization. An employee’s withdrawal will not have any effect upon eligibility to elect to participate in any succeeding purchase period.
Termination of Employment. In the event a participating employee’s employment with the Company is terminated for any reason prior to the expiration of a purchase period, the employee’s participation in the ESPP shall terminate, and all amounts credited to their account shall be refunded.

Adjustments. In the event of a change in the outstanding stock of the Company by reason of a stock split, recapitalization, merger, consolidation, reorganization, stock dividend or other capital change, the aggregate number and type of shares available under the ESPP, the number and type of shares under options granted but not exercised, and the maximum number and type of shares purchasable under an option will be appropriately adjusted to reflect the change in outstanding stock; provided that no adjustment will be made unless the Company is satisfied that it will not constitute a modification of rights granted under the ESPP or otherwise disqualify the ESPP as an employee stock purchase plan under Section 423 of the Code.
Transfer Restrictions. Options granted to employees under the ESPP may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of, and during the employee’s lifetime may be exercised only by the employee. If a participating employee attempts to transfer, assign or otherwise encumber his or her rights or interest under the ESPP, other than as permitted by the Code, such act shall be treated as an election by the participant to withdraw from participation in the ESPP.
Amendment. The Board may from time to time in its discretion adopt amendments to the ESPP. However, the approval of the stockholders is required for any amendment that (i) increases the number of shares that may be issued under the ESPP (other than in connection with certain adjustments permitted by the plan, including without limitation in connection with a stock split); (ii) materially modifies the requirements as to eligibility for participation in the ESPP, except as otherwise specified therein; or (iii) requires stockholder approval pursuant to the rules and regulations of The Nasdaq Stock Market.
Termination. The ESPP may be terminated at any time by the Board; however, such termination will not affect options then outstanding under the ESPP. If, at any time, shares of the Company’s Common Stock reserved for issuance under the ESPP remain available for purchase, but not in sufficient number to satisfy all then-unfilled purchase requirements, the available shares will be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the ESPP will terminate. Upon termination of the ESPP, all payroll deductions not used to purchase Common Stock will be refunded to ESPP participants, without interest.
Certain Federal Income Tax Consequences of Participation in the ESPP
The following is a general summary of certain U.S. federal income tax consequences associated with the grant and exercise of options to purchase shares of Common Stock pursuant to the ESPP, assuming the ESPP is and remains qualified under Section 423 of the Code. The summary is based on existing U.S. laws and regulations, and there can be no assurance that such laws and regulations will not change in the future. The summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the ESPP, nor does it cover the tax laws of any state, local municipality or non-U.S. country in which a participant may reside, except as may be specifically noted.
The amounts deducted from an employee’s pay under the ESPP will be included in the employee’s compensation subject to federal income tax. In general, no additional income will be recognized by the employee either at the time options are granted pursuant to the ESPP or at the time the employee purchases shares pursuant to the ESPP. Upon sale or other disposition of the shares, the employee will generally be subject to tax in an amount that depends upon the holding period.
If the employee disposes of shares acquired pursuant to the ESPP more than two (2) years after the first day of the purchase period in which the employee acquired the shares and more than one (1) year after the date of purchase, or upon the employee’s death, then upon such event the employee will recognize compensation income in the year of a disposition in an amount equal to the lesser of (a) the excess, if any, of the fair market value of the shares on the date of such event over the amount the employee paid for the shares, or (b) fifteen percent (15%) of the fair market value of the shares on the first day of the purchase period. Any additional gain will be treated as long-term capital gain. Alternatively, if the fair market value of the shares on the date of the sale or disposition is less than the purchase price, there will be no compensation income and any loss recognized will be a long-term capital loss.

Alternatively, if the employee otherwise disposes of shares acquired pursuant to the ESPP before the expiration of the holding periods described above, then upon disposition the employee will recognize compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of purchase over the amount the employee paid for the shares. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase.
If the holding periods described above are satisfied with respect to Common Stock acquired pursuant to the ESPP, the Company will not be entitled to a tax deduction for amounts taxed as ordinary income or capital gain to an employee with respect to such shares. If the holding periods described above are not satisfied, the Company generally will be entitled to a tax deduction equal to the amount of compensation income taxable to the employee upon disposition of such shares.
New Plan Benefits
The amount of future stock purchases under the ESPP is not determinable because, under the terms of the ESPP, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon the fair market value of shares of the Company’s Common Stock at the end of each applicable purchase period. The following table sets forth the number of shares purchased during calendar year 2024 under the ESPP by (i) each Named Executive Officer, (ii) all of our NEOs and current executive officers as a group, and (iii) all other current employees as a group who are not NEOs or current executive officers. As noted above, non-employee directors are not permitted to participate in the ESPP.

Name or Group of Employees	Number of Shares
(i) Named Executive Officers:
William W. Smith, Jr.	0
James M. Kempton	250
Von Cameron	0
(ii) All NEOs and current executive officers as a group	250
(iii) All other current employees who are not NEOs or current executive officers	4,536

CORPORATE GOVERNANCE
Board of Directors and Committees of the Board
Our Board of Directors, elected by the stockholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the stockholders. The Board acts as an advisor and counselor to executive management and oversees and monitors its performance.
Our Board of Directors held eleven meetings during 2024. Each director attended either in person or via teleconference at least 75% of the aggregate of all Board and applicable committee meetings during 2024. Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of stockholders, directors are encouraged to attend our annual meetings. None of our current directors attended our annual meeting of stockholders in 2024.
Our Board of Directors has established four standing committees: an Audit Committee; a Compensation Committee; a Governance and Nominating Committee; and a Mergers and Acquisitions Committee. Each of these committees has adopted a written charter, a current copy of which is posted on our website at http://www.smithmicro.com under the Investor Relations section.
Audit Committee. Our Audit Committee is comprised of four members: Mr. Campbell, Mr. Gulko, Ms. Keddy and Mr. Szabo. The Board of Directors has determined that all the members of the Audit Committee are independent within the meaning of the Nasdaq Stock Market listing standards as well as within the meaning of Rule 10A-3 of the Exchange Act, and that each Audit Committee member is able to read and understand fundamental financial statements. The Audit Committee reviews our financial statements and accounting practices, makes recommendations to the Board of Directors regarding the selection of our independent registered public accounting firm and reviews the results and scope of our annual audit and other services provided by our independent registered public accounting firm. The Audit Committee also reviews and discusses with management the Company’s cybersecurity risk exposures, including the potential impact of those exposures on the Company’s business strategy, operations, results of operations, financial condition, key relationships, and reputation; the steps, programs and/or procedures management have taken to monitor and mitigate such exposures; the Company’s computerized information system and operational infrastructure policies and programs; and major legislative and regulatory developments that could materially impact the Company’s cybersecurity risk exposure. The Audit Committee also oversees, considers, and reviews with management the adequacy of the Company’s disclosure controls and procedures and its internal controls relating to cybersecurity, including materiality assessments. The Audit Committee is responsible for establishing, and has established, procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, all related party transactions are reviewed and subject to approval by the Audit Committee. Mr. Gulko is the Audit Committee Chairman, and the Board has determined that he qualifies as a financial expert, as that term is described in SEC regulations. For more information on Mr. Gulko's relevant experience, please see “Proposal 1—Election of Directors.” The Audit Committee held five meetings during 2024.
Compensation Committee. The Compensation Committee is comprised of three members: Messrs. Campbell, Elfman and Gulko. The Board of Directors has determined that all of the members of the Compensation Committee are independent within the meaning of the Nasdaq Stock Market listing standards and applicable SEC regulations. The Compensation Committee administers our executive compensation programs and makes recommendations to the Board of Directors concerning officer and director compensation. The Compensation Committee also has the authority to administer and to make awards under our Equity Plan. The Compensation Committee held two meetings during 2024.
The Compensation Committee’s primary objectives in structuring and administering our executive officer compensation program are to attract, motivate and retain talented and dedicated executive officers, tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives, and reinforce business strategies and objectives to enhance stockholder value. To achieve these goals, our Compensation Committee maintains compensation plans that tie a portion of executives’ overall compensation to key strategic goals such as the Company’s financial and operational performance, as measured by metrics such as total revenue and non-GAAP operating expense. Our Compensation Committee evaluates individual executive performance along with our Chief Executive Officer ("CEO") (other than with respect to his own performance) as part of the review process. Our Compensation Committee periodically reviews our executive officers’ compensation to determine whether we provide adequate incentives and motivation to our executive officers and whether we adequately compensate our executive officers relative to comparable officers in other similarly situated companies. The Compensation Committee did not engage any compensation consultants during 2024. Our executive management plays a meaningful role in the Compensation Committee’s compensation-setting process for the CEO and other key executives by evaluating employee performance, recommending business performance targets and objectives, and recommending salary levels, bonuses and equity-based awards.
Governance and Nominating Committee. The Governance and Nominating Committee is comprised of three members: Messrs. Arno, Campbell and Elfman. The Board of Directors has determined that all the members of the Governance and Nominating Committee are independent within the meaning of the Nasdaq Stock Market listing standards and applicable SEC regulations. The Governance and Nominating Committee receives proposed nominations to the Board of Directors, reviews the eligibility of each proposed nominee, and recommends candidates for nomination by the Board of Directors to be submitted to the stockholders for election at each annual meeting. The Governance and Nominating Committee held two meetings during 2024.
Our Governance and Nominating Committee also manages the process for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on and accretive to the Board, the current makeup of the Board, the results of the evaluations, the existence of other potential nominees and the wishes of Board members to be re-nominated, the Governance and Nominating Committee recommends to the Board of Directors whether those individuals should be re-nominated. The Governance and Nominating Committee also periodically reviews with the Board whether it believes the Board would benefit from adding one or more new directors, and if so, the appropriate skills and characteristics desired in such new director(s). If the Board determines that a new director would be beneficial, the Governance and Nominating Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source (including candidates recommended by stockholders), are reviewed under the same process. Our Governance and Nominating Committee screens the available information about the potential candidates. Based on the results of the initial screening, interviews with viable candidates are scheduled with Governance and Nominating Committee members and with other members of the Board. Upon completion of these interviews and other due diligence, our Governance and Nominating Committee may recommend to the Board the election or nomination of a candidate.
Candidates for independent director may be found through recommendations from current directors, an executive search firm, or other sources. The Governance and Nominating Committee will also consider stockholder nominations for directors submitted in accordance with the procedure set forth in Article II, Section 12 of our Bylaws. The procedure provides that a notice relating to the nomination must be timely given in writing to our corporate Secretary prior to the meeting, setting forth information about the proposed candidate, such as their name, age, business and residence addresses, principal occupation or employment, and their beneficial ownership in Smith Micro stock, and information about the stockholder giving the notice, such as their name and address as they appear on our records, and such stockholder’s beneficial ownership of Smith Micro stock. There are no differences in the way the Governance and Nominating Committee evaluates a candidate that is recommended for nomination for membership on our Board of Directors by a stockholder.
When considering a potential candidate for membership on our Board of Directors, our Governance and Nominating Committee considers relevant business and industry experience and demonstrated character and judgment. Although the Governance and Nominating Committee does not have a formal policy with respect to diversity, the Committee endeavors to seek nominees representing diverse experience in occupational backgrounds in business and technology, and in areas that are relevant to our activities.
Mergers and Acquisitions Committee. The Mergers and Acquisitions Committee (the “M&A Committee”) is comprised of four members: Messrs. Arno, Elfman, Sharma and Szabo. The Board of Directors has determined that all of the members of the M&A Committee are independent within the meaning of the Nasdaq Stock Market listing standards. The M&A Committee evaluates and reviews potential acquisition targets, strategic investments and divestitures, and makes recommendations regarding the same to our Board of Directors. The M&A Committee is also charged with overseeing the due diligence process with respect to proposed acquisitions, strategic investments and divestitures. The M&A Committee did not meet during 2024.
Board Member Independence
The Board of Directors has determined that, except for William W. Smith, Jr., all of the members of the Board of Directors are independent as defined in the Nasdaq Stock Market listing standards and applicable SEC regulations. Mr. Smith, who also serves as Chairman of the Board, is employed as the Company’s Chief Executive Officer and President.
Executive Sessions
Independent directors meet in executive session without the presence of our CEO and Chairman or other members of management to review the criteria upon which the performance of the CEO and Chairman is based, to review the performance of the CEO and Chairman against those criteria, to ratify the compensation of the CEO and Chairman as approved by the Compensation Committee, and to discuss any other relevant matters.
Board Leadership Structure
The Board’s current leadership structure is characterized by:
•a combined Chairman of the Board and Chief Executive Officer;
•a robust Committee structure with oversight of various types of risks; and
•an engaged and independent Board.
The Board believes that its current leadership structure provides independent board leadership and engagement while deriving the benefits from having our CEO also serve as Chairman of the Board. As the individual with primary responsibility for managing the Company’s day-to-day operations and in-depth knowledge and understanding of the Company, he is best positioned to chair regular Board meetings as the Board discusses key business and strategic issues. This combined structure provides independent oversight while avoiding unnecessary confusion regarding the Board’s oversight responsibilities and the day-to-day management of business operations. We do not have a lead independent director.
Risk Oversight
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of our strategic and organizational objectives, improve long-term organizational performance and enhance stockholder value. A fundamental part of risk oversight is to understand the risks our Company faces and the steps management is taking to manage those risks and to assess management’s overall appetite for risk. It is management’s responsibility to manage risk and bring material risks facing our Company to the Board’s attention. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments which are each integrated with enterprise-risk exposures. Our Board also approves our CEO’s performance goals for each year. In doing so, the Board has an opportunity to ensure that the CEO’s goals include responsibility for broad risk management. The involvement of the full Board in setting our strategic plan is a key part of its assessment of the risks inherent in our corporate strategy.
The Committees of the Board are also involved in evaluating and overseeing the management of risks particular to their respective areas of oversight. For example, the Audit Committee focuses on financial risk and internal controls and receives an annual risk assessment report from our external auditors and reviews and discusses with management the Company’s cybersecurity risk exposures. The Compensation Committee evaluates and sets compensation programs that encourage decision-making predicated upon a level of risk-taking consistent with our business strategy. The Compensation Committee also reviews compensation and benefit plans and the risks associated with them. The Governance and

Nominating Committee oversees governance and succession risk, including Board and CEO succession and evaluates director skills and qualifications to appoint directors to our standing committees based upon the needs of that committee. Each Committee reports its activities to the full Board of Directors to ensure that the Board is regularly informed about these risks.
Code of Ethics
We have adopted a code of ethics, called our Ethics and Business Conduct Policy (our "Code of Ethics"), that applies to all of our employees, executive officers and directors. We will provide a copy of the Code of Ethics upon request made by email to IR@smithmicro.com or in writing to Smith Micro Software, Inc. at 5800 Corporate Drive, 5th Floor, Pittsburgh, PA 15237, Attention: Investor Relations. The full text of our Code of Ethics is posted on our website at http://www.smithmicro.com under the Investor Relations section. We intend to disclose any amendment to the Code of Ethics or waiver of a provision of the Code of Ethics applicable to our executive officers or directors, including the name of the executive officer or director to whom the amendment applies or for whom the waiver was granted, at the same location on our website identified above. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement or our Annual Report on Form 10-K.
Board Communications
Stockholders may communicate with members of the Board of Directors by mail addressed to the full Board, a specific member of the Board or a particular committee of the Board at our principal executive offices located at 5800 Corporate Drive, Pittsburgh, PA 15237.
Certain Relationships and Related Party Transactions
Pursuant to the charter of the Audit Committee of our Board of Directors, all transactions between us and any of our directors, executive officers or related parties are subject to review by the Audit Committee. Since the beginning of our last fiscal year, we have been party to certain transactions in which the amount involved exceeded $120,000 and in which any related person has had or will have a direct or indirect material interest. Each of these related party transactions were reviewed and approved by the Audit Committee and in special meetings by the Board or by a special committee of the Board, excluding in each instance any director participating in such a transaction, were reported in previously filed Current Reports on Form 8-K, and are summarized below.
Private Placement Transaction
On October 1, 2024, the Company entered into a securities purchase agreement (the “Private Placement Purchase Agreement”) with a trust for which the Company’s CEO serves as co-trustee (the “Purchaser”) for a private placement transaction and sale of 2,575,107 unregistered shares of the Company’s Common Stock at an offering price of $1.165 per share of Common Stock (the “Shares”) and unregistered warrants (the “Private Placement Common Warrants”) to purchase up to an aggregate of 2,575,107 shares of Common Stock (the “Private Placement Common Warrant Shares”) (the “Private Placement”). Each Private Placement Common Warrant has an exercise price of $1.04 per share, is exercisable at any time beginning six (6) months following their original issuance and will expire five years from the initial exercise date. The Private Placement Common Warrants provide by their terms that they would not be exercisable if the exercise thereof would cause our CEO’s equity ownership of Company Common Stock to exceed 19.99%, unless and until such time as the Company has received approval from the Company’s stockholders in accordance with Nasdaq Listing Rule 5635(b), which approval was received at a special meeting of stockholders held on December 10, 2024. The Shares and Private Placement Common Warrants were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors. The Shares, Private Placement Common Warrants and Private Placement Common Warrant Shares have since been registered pursuant to a registration statement filed by the Company on October 28, 2024, which was declared effective on November 8, 2024. The gross proceeds to the Company from the completed Private Placement was approximately $3.0 million, before deducting offering expenses payable by the Company.
Registered Direct Offering
On October 1, 2024, the Company entered into a separate securities purchase agreement (the “RDO Purchase Agreement”) with certain institutional and accredited investors (the “RDO Purchasers”), including Unterberg Legacy Capital, LLC (“Unterberg”), for which Andrew Arno, one of the Company’s directors, serves as a managing member. The RDO Purchase Agreement provided for the registered direct offering and sale of an aggregate of 3,321,881 shares of the Company’s Common Stock at an offering price of $1.165 per share of Common Stock (the “Offering”), including the sale of 171,673 shares of Common Stock to Unterberg. The shares of Common Stock were offered by the Company pursuant to a prospectus supplement dated October 1, 2024, and accompanying prospectus dated May 12, 2022, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-264667), which was declared effective by the Securities and Exchange Commission (“SEC”) on May 12, 2022.
Pursuant to the RDO Purchase Agreement, in a concurrent private placement, the Company also agreed to sell to the RDO Purchasers unregistered warrants (the “Common Warrants”) to purchase up to an aggregate of 3,321,881 shares of Common Stock (the “Common Warrant Shares”), including the sale of a Common Warrant to Unterberg with respect to 171,673 Common Warrant Shares. Each unregistered Common Warrant has an exercise price of $1.04 per share, was initially exercisable at any time beginning six (6) months following its original issuance, and will expire five and one half years from the initial issuance date. In January 2025, the Company offered all RDO Purchasers the opportunity to amend their Common Warrants to adjust the start of the exercise period to January 9, 2025, and as a result some of the Common Warrants were so amended. The Common Warrants were issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors. The Common Warrants and Common Warrant Shares have since been registered pursuant to a registration statement filed by the Company on October 28, 2024, which was declared effective on November 8, 2024. The gross proceeds to the Company from the completed Offering was approximately $3.9 million, including approximately $0.2 million from the sale of Common Stock and Common Warrants to Unterberg, before deducting offering expenses payable by the Company.

AUDIT COMMITTEE REPORT
The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2024, which include the consolidated balance sheets of Smith Micro as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the years then ended, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.
Review with Management. The Audit Committee has reviewed and discussed our audited financial statements with management.
Review and Discussions with Independent Accountants. The Audit Committee has discussed with SingerLewak LLP, our independent registered public accounting firm for the year ended December 31, 2024, the matters required to be discussed by Statement on Auditing Standard No. 1301 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of our financial statements.
The Audit Committee has also received written disclosures and the letter from SingerLewak LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with SingerLewak LLP its independence.
The Audit Committee has also received written disclosures and the letter from SingerLewak LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from us and our related entities) and has discussed with SingerLewak LLP its independence.
Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
AUDIT COMMITTEE
Thomas G. Campbell
Samuel G. Gulko
Asha Keddy
Gregory J. Szabo

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us as of April 10, 2025 (except where another date is noted below), with respect to beneficial ownership of our Common Stock by (i) each person (or group of affiliated persons) who is known by us to own beneficially more than five percent (5%) of our outstanding Common Stock, (ii) each director, (iii) each of our named executive officers (NEOs), and (iv) all current directors, executive officers and named executive officers as a group, together with the approximate percentages of outstanding Common Stock owned by each of them. The following table is based upon information supplied by directors, executive officers, other key executives identified as NEOs and principal stockholders. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. A person has beneficial ownership of shares if the person has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options and convertible securities that are presently exercisable or convertible or will become exercisable or convertible within 60 days of the date that beneficial ownership is calculated. Unless otherwise indicated the address of each beneficial owner is c/o Smith Micro Software, Inc., 5800 Corporate Drive, 5th Floor, Pittsburgh, PA 15237. The percentage of beneficial ownership is based on 19,458,750 shares of our Common Stock outstanding as of April 10, 2025.

	Common Stock
Name or Group of Beneficial Owners	Number of Shares		Percent (1)
Directors and Named Executive Officers:
William W. Smith, Jr.	6,174,147	(2)	28.02%
Andrew Arno	73,139	(3)	*
Thomas G. Campbell	29,213	(4)	*
Steven L. Elfman	48,594	(4)	*
Samuel Gulko	49,781	(4)	*
Asha Keddy	34,136	(4)	*
Chetan Sharma	8,636	(4)	*
Gregory J. Szabo	53,000	(4)	*
James M. Kempton	222,237	(5)	*
Von Cameron	213,815	(6)	*
All current NEOs, executive officers and directors as a group (10 persons)	6,906,698	(7)	31.35%

(1)The percentage beneficial ownership of each of our directors and named executive officers, all executive officers and directors as a group, and each 5% stockholder, if any, is based on a fraction, the numerator of which is the number of shares beneficially held by such holder or group of holders, in the case of all executive officers and directors as a group, and the denominator of which is equal to the sum of the number of shares of our Common Stock outstanding at April 10, 2025 plus the number of shares of our Common Stock issuable upon exercise by such holder or group of holders of warrants or options held by such holder or group of holders which are presently exercisable or will become exercisable within 60 days of such date. An asterisk (*) represents beneficial ownership of less than 1%.
(2)Comprised of 353,981 shares held directly by Mr. Smith (of which 21,223 are unrestricted shares and 332,758 are restricted shares), 3,244,309 shares held by the Smith Living Trust, of which Mr. Smith and his spouse are co-trustees, 750 shares held by the William W. Smith, Jr. IRA, and 2,575,107 shares which may be purchased upon exercise of a common stock purchase warrant held by the Smith Living Trust, which is currently exercisable.
(3)All such shares are unrestricted. The reported shares include 1,875 shares held by Mr. Arno’s spouse, and 1,875 shares held by each of MJA Investments and JBA Investments, with respect to which Mr. Arno makes investment decisions but disclaims beneficial ownership.
(4)All such shares are unrestricted.
(5)Comprised of 44,914 unrestricted shares and 177,323 restricted shares.

(6)Comprised of 36,875 unrestricted shares and 176,940 restricted shares.
(7)Comprised of shares beneficially owned by our current NEOs and directors, as reported in the above table and described in the foregoing notes 2-6.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person. Based solely on our review of such forms furnished to us and written representations from such reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were met in a timely manner, except in connection with transactions for the monthly withholding of shares for payment of income taxes by Mr. Smith and Mr. Kempton on October 17, 2024, which were reported on October 22, 2024, and a transaction for the monthly withholding of shares for payment of income taxes by Mr. Smith on November 19, 2024, which was reported on December 18, 2024.
EXECUTIVE OFFICERS AND KEY EXECUTIVES
Our executive officers and key executives are appointed and serve at the discretion of our Board of Directors. As determined by our Board, our CEO and Chief Financial Officer (“CFO”) are the only two officer positions meeting the SEC’s definition of executive officer. The following table sets forth certain information regarding our executive officers and certain other key executives as of April 23, 2025:

Name	Age	Position
William W. Smith, Jr.	77	Chairman of the Board, President and Chief Executive Officer
David Blakeney	64	Senior Vice President, Engineering
Von Cameron	62	Vice President, Chief Revenue Officer
Anup Kaneri	46	Vice President, Worldwide Products
James M. Kempton	50	Vice President, Chief Financial Officer and Treasurer
Charles B. Messman	54	Vice President, Marketing
Jennifer M. Reinke	52	Vice President, General Counsel and Secretary
Kenneth Shebek	62	Vice President, Chief Information Officer
David P. Sperling	56	Vice President, Chief Technology Officer
For background information regarding Mr. Smith, see “Proposal 1—Election of Directors.”
Mr. Blakeney joined the Company in 2011 and serves as the executive leader of the Company’s global development engineering team. Prior to this role, he led the development team for several Smith Micro products as well as the wireless products quality engineering team. Prior to joining Smith Micro, he served as Vice President, Research and Development of Tollgrade Communications, Inc., and prior thereto, Mr. Blakeney served as Vice President of Product Development for Marconi’s Broadband Switching Division and Vice President of ATM Engineering at Fore Systems. Previous positions also include engineering management roles at 3Com Corporation and Texas Instruments. Mr. Blakeney holds a Bachelor of Science degree in Electrical Engineering from the University of Illinois.
Mr. Cameron rejoined the Company in April 2022 as Chief Revenue Officer, assuming executive leadership of the Company’s customer acquisition, customer management, and sales and systems engineering teams. From 2013 to April 2022, Mr. Cameron served as President of Practics, Inc., a go-to-market sales consulting firm, where he provided sales leadership consultancy services for technology start-ups. Mr. Cameron previously served as the Company’s Executive Vice President of Sales. Earlier in his career, Mr. Cameron served proudly in the United States Air Force. He holds a Bachelor of Science degree in Math-Operations Research from the United States Air Force Academy and an M.B.A. from Golden Gate University.

Mr. Kaneri joined the Company in 2019 and leads the Company’s global product management team. His expertise in product innovation and his extensive experience building direct-to-consumer products play a key role in supporting the Company in achieving its goals. Prior to joining the Company, from 2014 to 2019, Mr. Kaneri served as Senior Product Manager at UPMC Enterprises, an innovation, commercialization, and venture capital arm of UPMC, a $24 billion health care provider and insurer. Prior to his venture capital work, Mr. Kaneri held roles in product innovation, development, and strategy to bring new technology solutions to the market and co-founded two successful startups focusing on building disruptive mobile platforms. Mr. Kaneri holds a Bachelor of Science degree in Electronics and Telecommunication Engineering from Pune University, a Postgraduate Diploma in Marketing Management from Symbiosis Institute of Business Management in India, and an M.B.A. from the University of Pittsburgh.
Mr. Kempton joined the Company in November 2021 as Vice President, Chief Financial Officer and Treasurer. Mr. Kempton oversees all finance, accounting and control functions for the Company, as well as the Company’s global human resources operations. Prior to joining the Company, from February 2020 to November 2021, Mr. Kempton served as Controller and principal accounting officer of L.B. Foster Company, a leading provider of products and services for the rail industry and solutions to support critical infrastructure projects. From 2018 to 2020, Mr. Kempton served as Executive Vice President and Chief Financial Officer of Caliburn International, a global provider of professional services and solutions to the federal government. Prior thereto, from 2013 to 2018, Mr. Kempton was employed by Michael Baker International, a global provider of engineering and professional services, most recently serving as its Executive Vice President and Chief Financial Officer from 2016 to 2018. Prior to his service at Michael Baker International, Mr. Kempton served in successive financial leadership roles at Michael Baker Corporation, and earlier in his career, Mr. Kempton held successive roles at Ernst & Young, LLP. Mr. Kempton holds a Bachelor of Arts degree in Accounting and Business Administration from Thiel College and is a certified public accountant.
Mr. Messman joined the Company in 2016 as Vice President, Corporate Development and Investor Relations. Mr. Messman assumed the role of Vice President, Marketing in December 2022 and oversees the Company's global marketing, digital monetization, public relations and design teams, while continuing to manage corporate development and investor relations activities. He brings more than 25 years of experience working with a large range of technology companies providing investor relations counsel and advising on strategy, financing alternatives, M&A and marketing activities. Prior to joining Smith Micro, Mr. Messman was the Vice President of Finance & Corporate Development at eGain Corporation, and he co-founded The MKR Group, serving as its President, where he managed investor relations, corporate development, and marketing activities for several technology companies with a wide range of market capitalizations. Mr. Messman holds a Bachelor of Arts degree in Economics from Iowa State University.
Ms. Reinke joined the Company in 2017 as Corporate Counsel and assumed the role of Vice President, General Counsel and Secretary in 2021. In her current role, Ms. Reinke oversees the Company’s corporate governance, compliance and legal affairs. Prior to joining the Company, Ms. Reinke served as General Counsel and Secretary of Tollgrade Communications, Inc., a technology solutions provider in the telecommunications industry. Prior to her service at Tollgrade Communications, Ms. Reinke was an associate at Reed Smith LLP. Ms. Reinke holds a Bachelor of Science degree in Business Administration from Central Michigan University and a Juris Doctor degree from Wayne State University.
Mr. Shebek joined the Company in 2010 as the Vice President of Operations where he led the enterprise mobility product platform. In his current role as Vice President, Chief Information Officer, which he assumed in 2015, Mr. Shebek is responsible for information technology, quality engineering and customer support and oversees the Company’s Pittsburgh facility. Prior to joining Smith Micro, he was Vice President of Operations for Tollgrade Communications, Inc. He also served as Vice President of Supply & Logistics for Ericsson, Inc. and worked for Marconi as Vice President of Supply Chain and Vice President of North American Operations. Earlier in his career, Mr. Shebek served in management roles with Fore Systems and IBM. He holds a Bachelor of Science degree in Mechanical Engineering from Pennsylvania State University.
Mr. Sperling joined the Company in 1989. He assumed the role of Chief Technology Officer in 1999. Mr. Sperling began his professional career as a software engineer with the Company and he is currently a named inventor on five of the

Company’s patents for various Internet and connectivity technologies. He received a Bachelor of Science degree in Computer Science and an M.B.A. from the University of California, Irvine.
EXECUTIVE COMPENSATION
The Summary Compensation Table below summarizes the compensation of the executive officers and the other key executives of the Company named therein (our “named executive officers” or “NEOs”) during 2024 and 2023. Our NEOs for 2024 were as follows:
•William W. Smith. Jr., President and Chief Executive Officer
•James M. Kempton, Vice President and Chief Financial Officer
•Von Cameron, Vice President and Chief Revenue Officer
The principal elements of our executive compensation program are base salary, cash incentive compensation, long-term equity incentives in the form of restricted stock, other benefits and perquisites, including certain reimbursements and matching contributions under our 401(k) savings plan, and in the case of Mr. Cameron, a sales compensation plan. We view these components of compensation as related but distinct. Although our Compensation Committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or offset compensation from other components. Our executive compensation program is designed to attract, motivate, and retain talented and dedicated executives, who are critical to our success. Under this program, a significant portion of our named executive officers’ and other executives’ overall compensation is tied to the achievement of key strategic financial and operational goals, as measured by metrics such as revenue and adjusted operating expense, and the value of equity incentive compensation is directly tied to the Company’s stock price. The following highlights our approach to executive compensation:
Competitive Positioning: We seek to establish the overall compensation of our named executive officers and other executives at levels that we believe are roughly comparable with the average levels of compensation of executives at other growth technology companies of similar size.
Significant Portion of Executive Compensation Tied to Performance: With respect to the primary components of our compensation program, both cash incentive compensation and equity compensation are tied in whole or in part to the satisfaction of pre-determined performance criteria. Performance-based incentive compensation constitutes a significant portion of potential compensation for our named executive officers and other executives.
Limited other Compensation: Consistent with our “pay-for-performance” philosophy, we restrict all other forms of compensation to our named executive officers and other executives to levels that are consistent with competitive market practices.
Adjustments to Executive Compensation for 2023 and 2024
While the principal elements of our executive compensation program include base salary, cash incentive compensation, and long-term equity incentives in the form of restricted stock, which we describe more fully below, these elements have been adjusted for our named executive officers and other key executives since March 2023, when the Company made the following changes to align executive compensation -(including the form of compensation) with our cost structure and cash flow requirements and to more closely align executive compensation with the long-term interests of our stockholders:
•10% Reduction in Base Salaries. Since March 2023 and continuing throughout 2024 and to date, the base salaries of each of our NEOs and other key executives have been reduced by 10%.
•Suspension of Cash Bonuses. Beginning with the second quarter of 2023 and continuing throughout 2024 and to date, payments to NEOs and other key executives under our discretionary and annual cash bonus programs have been suspended.

•Performance-Based Equity Incentives in Lieu of Bonuses. In lieu of our NEOs’ and other key executives’ receipt of cash bonuses under our discretionary and annual cash bonus programs, each of them has instead been granted restricted stock awards, the vesting of which are subject to the same performance metrics that would have determined whether and in what amount cash bonuses would have been earned.
Base Salary Compensation
We provide our named executive officers and other executives with base salaries that we believe enable us to hire and retain highly qualified individuals in a competitive environment and to reward individual performance and contributions to our overall business goals, while considering the unique circumstances of our Company. We review base salaries for our named executive officers and other executives annually and increases or decreases are generally based on Company and individual performance. We also consider the base compensation paid by companies that we believe to be our competitors and by other public companies with which we believe we generally compete for executives. As noted above, beginning in March 2023, in connection with a review of the Company’s cost structure, we instituted a temporary 10% reduction in executive base salaries that continued for the remainder of 2023 and throughout 2024 and to date.
Discretionary Bonus Compensation
To retain and motivate our named executive officers and other key executives, and in addition to the incentive plans described below, the Compensation Committee has approved a discretionary quarterly cash bonus program, however payment of cash bonuses to our NEOs and other key executives were suspended beginning with the second quarter of 2023 and have remained suspended throughout 2024 and to date.
The discretionary bonus program has historically provided that eligible participants would receive a quarterly cash bonus payment subject to the achievement of key performance milestones and provided that they remain employed by the Company on the date of payment. Cash bonus payments under this program were made to our named executive officers and other executives for the first quarter of 2023, however, as previously noted, the Company suspended cash payments under the bonus program beginning with the second quarter of 2023, which suspension has continued to date.
In lieu of paying discretionary cash bonuses for the third and fourth quarters of 2023 and for each quarter of 2024, each of the named executive officers and other executives received a grant of restricted stock in a number of shares equal to such individual’s target discretionary bonus amount for the applicable quarter divided by the closing price of the Company’s Common Stock the day immediately preceding the grant date. The vesting conditions for the shares of restricted stock granted in lieu of the discretionary cash bonus were the same performance metrics that would otherwise have been used to determine whether and in what amount the discretionary cash bonus would have been earned for each quarter. These restricted stock awards are described further under the heading, “Equity Compensation,” below. The total cash payments to each of our participating NEOs (prior to the suspension of cash payments under the program) is reflected in the “bonus” column of the Summary Compensation Table.
Annual Performance-Based Corporate Incentive Plan Bonus Compensation
As part of our compensation program and to maintain appropriate financial incentives, the Company maintains an annual corporate incentive bonus plan in which our NEOs and other key executives participate, however, as described more fully below, this plan was suspended for our NEOs and other key executives beginning with the second quarter of 2023 and continuing throughout the remainder of 2023 and 2024 and to date.
The corporate incentive bonus plan provides for the payment of cash bonus compensation to eligible employees, subject to the achievement of performance objectives. The plan is designed to focus our management on achieving key corporate financial objectives, motivate certain desirable behaviors and reward achievement of our key corporate financial objectives and individual goals. Under the terms of the cash bonus plan, performance objectives and target cash bonus amounts are established annually for each named executive officer and other executives participating in the plan. Achievement of quantitative performance objectives is determined and paid on a quarterly basis following the completion of each quarter. As a result, the cash paid in a given fiscal year is the result of the attainment achieved for the fourth quarter of the previous year and the first three quarters of the current year.
The performance objectives approved for 2024, had the suspension not remained in effect, were related to (1) revenue achievement and (2) operating expense management, which were evenly weighted in terms of target cash bonuses. Had the corporate incentive bonus program not been suspended, for each objective, the percentage by which it was achieved (which could exceed 100% in the case of quantitative performance objectives) would then have been applied to the dollar value ascribed to each objective to determine the actual cash bonuses to have been paid under the plan.
As previously noted, the Company suspended the corporate incentive bonus plan and the payment of cash bonuses thereunder for its NEOs and executive officers for the second, third and fourth quarters of 2023 and throughout 2024. In lieu of paying cash bonuses under the corporate incentive plan for the third and fourth quarters of 2023 and for each quarter of 2024, each of the NEOs and other key executives received a grant of restricted stock in a number of shares equal to such individual’s target corporate incentive bonus amount for the applicable quarter divided by the closing price of the Company’s Common Stock the day immediately preceding the grant date. The vesting conditions for the shares of restricted stock granted in lieu of the corporate incentive cash bonus were the same performance metrics, as described above, that would otherwise have been used to determine whether and in what amount the cash bonuses would have been earned for each quarter. These restricted stock awards are described further under the heading, “Equity Compensation,” below.
The total of the cash payments under the annual corporate incentive bonus plan (prior to the suspension of the plan) is included in the amount of non-equity plan compensation reflected in the Summary Compensation Table.
The table below outlines the quantitative performance objectives that were established for each named executive officer and other executive participating in the plan and the actual results that would have corresponded with their performance bonus payouts during 2024, which measurements were instead used to determine the vesting of restricted stock awards granted in lieu of cash bonuses:

(in thousands)	Q4 2023	Q1 2024	Q2 2024	Q3 2024
Revenue – target	$ 14,248	$ 5,704	$ 6,001	$ 7,642
Revenue – actual	$ 8,593	$ 5,798	$ 5,140	$ 4,648
Operating Expenses(1) – target	$ 7,957	$ 8,150	$ 8,063	$ 9,067
Operating Expenses(1) – actual	$ 7,978	$ 8,088	$ 7,533	$ 6,815
(1)Excluding stock-based compensation, amortization of intangible assets, personnel severance and reorganization activities, depreciation, and for Q1 2024 only, goodwill impairment,.
(2)As described above, for the third and fourth quarters of 2023 and for each quarter of 2024, in lieu of payout of cash bonuses under the Company’s corporate incentive bonus plan, each executive received a grant of restricted stock, and the vesting of such shares of restricted stock was subject to achievement of the same performance metrics that would otherwise have been used to determine whether and in what amount the cash bonuses were would have been earned for each quarter, as set forth in the table above.
We believe that the performance objectives for our named executive officers and other executives participating in the plan were sufficiently challenging to achieve and that performance at a high level, while devoting full time and attention to their responsibilities, is required for our participating named executive officers and other executives to earn their respective cash bonuses.
Sales Compensation Plan
As the executive leader of our worldwide sales organization, Mr. Cameron participated in a sales compensation plan during 2024 pursuant to which he was eligible to earn cash compensation for achievement of specified revenue targets. A target commission amount was established for each quarter. The amount of compensation earned was determined and paid on a quarterly basis following the end of each quarter and was based on the percentage of target revenue achieved. As a result of the timing of calculation and payment of amounts earned, the cash actually paid under the sales compensation plan during 2024 is the amount achieved for the fourth quarter of 2023 and the first three quarters of 2024. The total of these payments is included in the non-equity plan compensation reflected for Mr. Cameron in the Summary Compensation Table.
The table below outlines the revenue objectives that were established under the sales compensation plan for Mr. Cameron and the actual results that correspond with his sales compensation plan payouts during 2024:

(in thousands)	Q4 2023	Q1 2024	Q2 2024	Q3 2024
Revenue – target	$ 17,725	$ 5,870	$ 6,050	$ 7,806
Revenue – actual	$ 6,619	$ 5,798	$ 5,140	$ 4,648
We believe that the revenue and associated commission targets under the sales compensation plan were sufficiently challenging to achieve and that performance at a high level, while devoting full time and attention to his responsibilities, is required for Mr. Cameron to earn the commission amounts under the plan.
Equity Compensation
We believe that for growth companies in the software technology sector, such as Smith Micro, equity awards are a significant compensation-related motivator in attracting and retaining executive-level employees. Accordingly, we have annually provided our named executive officers and other executives with long-term equity incentive awards to attract key executives to join the Company and incentivize those individuals to stay with us for long periods of time, which in turn should provide us with greater stability over such periods than we would experience without such awards.
In addition to the awards granted in lieu of the payment of cash bonuses, as described above, each of our NEOs and other key executives received a grant of restricted stock during 2024, consistent with past practice, which vests over a period of four years from the grant date. Half of each total grant vests in monthly installments and will be earned based on continuous service by the executive over the vesting period. The vesting of the remaining half is subject to the Company’s achievement of certain performance-based criteria for 2024 and the continuous service by the executive over the remaining vesting period. One quarter of each total grant will be eligible to vest if the Company achieves a defined 2024 annual revenue target, and an additional one quarter of each total grant will be eligible to vest if the Company achieves a defined 2024 annual operating expense target (determined on a non-GAAP basis, excluding stock-based compensation, depreciation, amortization of intangible assets, and personnel severance and reorganization activities), with a proportionate adjustment to the total performance portion of the grant if the targets are not fully met. Shares earned under the performance conditions cannot exceed the total number of performance shares, even if the sum of the revenue attainment and the expense attainment exceed 100%. Once performance against this criteria is determined, the shares that are eligible to vest will vest 25% on the determination date and then ratably over the next thirty-six months, based on continuous service by the executive.
As noted under the headings “Discretionary Bonus Compensation” and “Annual Performance-based Corporate Incentive Plan Bonus Compensation,” each of the Company’s named executive officers and other executives received grants of restricted stock in lieu of discretionary cash bonuses and corporate incentive plan bonuses for each quarter of 2024. The vesting conditions for such awards were identical to the performance metrics that would otherwise have been applied to determine whether and in what amount the cash bonuses would have been earned for the applicable quarter.
Executive Benefits and Perquisites
We provide the opportunity for our named executive officers and other executives to receive certain limited perquisites and general health and welfare benefits. We also offer participation in our defined contribution 401(k) plan to our named executive officers. We provide a 20% match on all eligible employee contributions to our 401(k) plan. We provide these benefits to create additional incentives for our executives and to remain competitive in the general marketplace for executive talent.

Summary Compensation Table – 2024 and 2023

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
William W. Smith, Jr.	2024	450,000	—	433,507	—	14,191	(4)	897,698
Chairman, President and Chief Executive Officer	2023	460,417	50,000	393,017	90,056	9,500	(5)	1,002,990
James M. Kempton	2024	247,500	—	221,007	—	4,500	(6)	473,007
Vice President, Chief Financial Officer and Treasurer	2023	253,229	20,000	209,076	45,028	4,500	(6)	531,833
Von Cameron	2024	202,500	—	221,007	72,939	4,500	(6)	500,946
Vice President, Chief Revenue Officer	2023	207,188	20,000	209,076	131,518	4,500	(6)	572,282
(1)The amounts in this column reflect cash awards paid during 2023 pursuant to a quarterly discretionary cash bonus program.
(2)The amounts shown in this column represent the aggregate grant date fair value of Restricted Shares issued pursuant to the Company’s Equity Plan (including Restricted Shares granted in lieu of cash bonuses under the Company’s discretionary and annual corporate incentive bonus programs), in each case computed in accordance with FASB ASC Topic 718. Generally, the aggregate grant date fair value is the amount that the company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the named executive officers. For Restricted Shares, the fair value is calculated using the closing price of our stock on the date of grant. The assumptions we used with respect to the valuation of stock grants are set forth in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
(3)The amounts in this column reflect the cash awards paid during 2024 and 2023 pursuant to our annual corporate incentive bonus plan and, in the case of Mr. Cameron only, our sales compensation plan.
(4)Amount comprised of $9,691 in tax preparation fees paid by the Company and 401(k) matching contributions of $4,500 made by the Company
(5)Amount comprised of $5,000 in tax preparation fees paid by the Company and 401(k) matching contributions of $4,500 made by the Company.
(6)Amount comprised of 401(k) matching contributions made by the Company.

Outstanding Equity Awards at December 31, 2024
The following table sets forth the number of securities underlying outstanding equity awards for each named executive officer as of December 31, 2024, comprised of outstanding unvested shares of restricted stock as of such date.

	Option Awards					Stock Awards
Named Executive Officer	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (1)
William W. Smith, Jr.	0	0	0	—	—	1,101	(2)	1,442
						6,435	(3)	8,430
						11,811	(4)	15,472
						19,824	(5)	25,969
						31,647	(6)	41,458
James M. Kempton	0	0	0	—	—	3,671	(3)	4,809
						6,738	(4)	8,827
						11,321	(5)	14,831
						14,769	(6)	19,347
Von Cameron	0	0	0	—	—	3,162	(3)	4,142
						6,738	(4)	8,827
						11,321	(5)	14,831
						14,769	(6)	19,347
(1)Determined by multiplying the number of shares by $1.31, the closing price for our stock on the Nasdaq Capital Market on December 31, 2024.
(2)Unvested portion of an award granted during 2021, 50% of which was subject to time-based vesting and 50% of which was subject to performance and time-based vesting. Shares vested in monthly installments and were fully vested in March 2025.
(3)Unvested portion of an award granted during 2022, 50% of which was subject to time-based vesting and 50% of which was subject to performance and time-based vesting. Shares are currently vesting in monthly installments. Shares will be fully vested in March 2026.
(4)Unvested portion of an award granted during 2023, 50% of which was subject to time-based vesting and 50% of which was subject to performance and time-based vesting. Shares are currently vesting in monthly installments. Shares will be fully vested in March 2027.
(5)Unvested portion of an award granted during 2024, 50% of which was subject to time-based vesting and 50% of which was subject to performance and time-based vesting. Shares are currently vesting in monthly installments. Shares will be fully vested in March 2028.
(6)Unvested portion of an award granted during 2024 in lieu of the payment of cash bonuses for third and fourth quarter 2024 under the Company’s discretionary cash bonus program and corporate incentive bonus program, all of which are subject to performance-based vesting.
Employment Agreements
Agreement with William W. Smith, Jr.
In June 2005, we agreed to make to William W. Smith, Jr., our Chairman of the Board, President and Chief Executive Officer, a lifetime payment of $6,000 annually, subject to annual increases of 5%, to commence at the time of his future retirement or resignation from employment. The agreement provides that we may, at our option, discharge our obligations under the agreement by purchasing a single premium annuity for the benefit of Mr. Smith. We estimate that it would cost approximately $65,000 to purchase such an annuity.
Other than as disclosed above, none of the named executive officers has an employment agreement with us, and the employment of each of the named executive officers may be terminated at any time at the discretion of the Board of Directors.
Potential Payments Upon Termination or Change in Control
The terms of the restricted stock award agreements associated with restricted stock granted under our Equity Plan provide that the shares of restricted stock granted thereunder automatically become fully vested, no longer subject to restrictions and freely transferable upon a “Change of Control” as such term is defined in the Equity Plan. We provide this benefit in order to properly incentivize our executives to support a Change of Control that would be deemed beneficial to our stockholders.
Pay versus Performance – 2024, 2023 and 2022
The following table reports the compensation of our principal executive officer (“PEO”) and the average compensation of the other named executive officers as reported in the Summary Compensation Table (“SCT”) for the past three fiscal years (the “Non-PEO NEOs”), as well as their “compensation actually paid” as calculated pursuant to SEC rules and certain performance measures required by the rules.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Year (1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)	Net Income (Loss) ($) (In thousands)
2024	897,698	403,569	486,976	239,307	19.73	(48,697)
2023	1,002,989	527,419	552,058	368,472	37.05	(24,396)
2022	1,423,994	378,843	771,427	381,318	43.21	(29,279)
(1)William W. Smith, Jr. was the Company’s PEO during each of 2022, 2023 and 2024. The other Non-PEO NEOs during 2024 and 2023 were Messrs. Kempton and Cameron and during 2022 were Mr. Kempton and David P. Sperling, the Company’s Chief Technology Officer.
(2)“Compensation actually paid” is an SEC-derived and required reporting metric, premised on the reported total in the Summary Compensation Table for the PEO and the average Summary Compensation Table totals for the Non-PEO NEOs, subject to the adjustments set forth below to arrive at “compensation actually paid” for our PEO and for our non-PEO NEOs during each of the years set forth in the table above.
(3)Columns (c) and (e) for year 2023 reflect immaterial revisions to those numbers presented in our 2024 proxy statement due to mathematical error.

Adjustments to Determine Compensation “Actually Paid” for PEO:

	2024	2023	2022
Summary Compensation Table Total for PEO (column (b) above)	$897,698	$1,002,989	$1,423,994
Deduction for amounts reported under the “Stock Awards” column the SCT	$(433,507)	$(393,017)	$(675,500)
Increase for fair value at year end of awards granted during year and remain unvested at year end	$67,427	$172,859	$333,047
Increase for fair value at vesting date of awards granted during year that vested during year	$75,975	$51,787	$41,342
Change in fair value from prior year end to current year end of awards granted prior to year that were outstanding and unvested at year end	$(103,120)	$(192,159)	$(427,952)
Change in fair value from prior year end to vesting date of awards granted prior to year that vested during year	$(89,563)	$(93,870)	$(294,593)
Deduction for fair value from prior year of awards granted prior to year that were forfeited during year	$(11,341)	$(21,170)	$(21,495)
Compensation Actually Paid to PEO (column (c) above)	$403,569	$527,419	$378,843

Average Adjustments to Determine Average Compensation “Actually Paid” for Non-PEO NEOs:

	2024	2023	2022
Average Summary Compensation Table Total for Non-PEO NEOs (column (d) above)	$486,976	$552,058	$771,427
Deduction for the average of amounts reported under the “Stock Awards” column the SCT	$(221,007)	$(209,076)	$(386,000)
Increase for average of fair value at year end of awards granted during year and remain unvested at year end	$34,178	$94,458	$190,313
Increase for average of fair value at vesting date of awards granted during year that vested during year	$35,509	$28,549	$23,624
Change in average of fair value from prior year end to current year end of awards granted prior to year that were outstanding and unvested at year end	$(54,123)	$(62,264)	$(122,914)
Change in average of fair value from prior year end to vesting date of awards granted prior to year that vested during year	$(36,094)	$(24,164)	$(88,989)
Deduction for average of fair value from prior year of awards granted prior to year that were forfeited during year	$(6,132)	$(11,089)	$(6,143)
Average Compensation Actually Paid to Non-PEO NEOs (column (e) above) (1)	$239,307	$368,472	$381,318
(1) No dividends or other earnings were paid or accrued with respect to the equity contemplated in this table, and no adjustments, amendments or modifications were made with respect to any equity awards.
Compensation Actually Paid Versus Company Performance
In the “Executive Compensation” section of this proxy statement, we provide greater detail on the elements of our executive compensation program and our pay-for-performance compensation philosophy. We believe the Company’s executive compensation program and the executive compensation decisions included in the Summary Compensation Table and related disclosures appropriately reward our PEO and the other named executive officers for Company and individual performance, assist the Company in retaining our senior leadership team and support long-term value creation for our stockholders.
Comparison to Total Shareholder Return. The values included in the column for “compensation actually paid” to our PEO and to the Non-PEO NEOs is calculated in accordance with the SEC promulgated disclosure rules in each of the fiscal years reported above and over the three-year cumulative period and shows how the compensation awarded to them changed year-over-year and is generally aligned to the Company’s total shareholder return. This alignment is due to the fact that a significant portion of “compensation actually paid” is comprised of equity awards, which decreased in value during each of 2022, 2023 and 2024. The majority of equity awards granted to NEOs in 2024 were granted prior to, and therefore subject to, the Company’s 1-for-8 reverse stock split completed in April 2024. In addition, base compensation for all NEOs was reduced by 10% beginning in March 2023, no bonuses were paid to the NEOs for the second quarter 2023 performance, and additional equity award grants in 2023 replaced cash bonuses for the third and fourth quarter 2023 performance, a portion of which remained unvested at December 31, 2023, which further aligned average compensation paid to our NEOs to shareholder return throughout 2023. During 2024, the 10% reduction in NEO base salaries continued throughout the year, no cash bonuses were paid to the NEOs, and additional equity award grants replaced cash bonuses for the first through fourth quarter 2024 performance, a portion of which remained unvested at December 31, 2024, which further aligned average compensation paid to our NEOs to shareholder return throughout 2024.
Comparison to Net Income. We believe the amount of “compensation actually paid” to the PEO and to the Non-PEO NEOs is generally aligned with the Company’s net loss, as the continued net loss is relatively consistent with the non-equity related compensation, which, as indicated above, is comprised of base salary and incentive compensation. Our cash bonus compensation, which was paid for the first quarter of 2023 and for all of 2022, is generally measured based on revenue and operating expenses as compared to an operating plan, which align with the primary drivers of the net loss. The cash bonus programs that our NEOs have historically participated in were suspended beginning in the second quarter of 2023 and continuing throughout 2024. As a result, no cash bonuses were paid to the NEOs for these periods. For each of the third and fourth quarters of 2023 and for all of 2024, the cash bonus component of our NEOs' compensation was replaced by performance-based equity awards. The continued net losses in 2024, 2023 and 2022 also contributed to the decrease in share price over that period, which has resulted in the reductions in value of these equity awards.
Insider Trading, Restrictions on Hedging Transactions
The Company maintains insider trading policies and procedures that are reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as any listing standards applicable to the Company (including Nasdaq listing standards), which policy has been filed as an exhibit to its Annual Report on Form 10-K. Our insider trading policy guidelines acknowledge that buying or selling publicly-traded options, including buying or selling puts or calls or other hedging transactions in the Company’s stock may permit a holder to continue to own our Common Stock obtained through benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, our directors, employees, and officers to whom our policy applies, may no longer have the same objectives as our other stockholders. As such, the Company’s directors, officers and employees are prohibited from engaging in such transactions, except as otherwise may be approved in writing by the Company’s CFO or General Counsel, and no such transactions have been approved.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
Equity awards granted to our named executive officers and other key executives in fiscal 2024 were granted under our Equity Plan. The Equity Plan authorizes the issuance of stock option awards to eligible participants, however no stock option awards were granted under the Equity Plan during 2024. Equity awards for executive officers are approved by our board of directors upon a recommendation by our compensation committee.
Pursuant to our Equity Plan, the exercise price of stock options is the fair market value of our Common Stock on the date of the grant. When stock options are granted, the timing of grants occurs independent of the release of any material nonpublic information. We do not backdate grants of awards and do not have any program, plan, or practice to select equity award grant dates for executive officers in coordination with the release of material nonpublic information for the purpose of affecting the value of executive compensation.

Director Compensation – 2024
The following table sets forth compensation that our directors (other than Mr. Smith, who is a named executive officer and does not separately receive any compensation for his board service) earned during 2024 for services as members of our Board of Directors.

Name	Fees earned or paid in cash ($)	Stock Awards ($) (1), (2)	Total ($)
Andrew Arno	27,000	19,500	46,500
Thomas G. Campbell	27,000	19,500	46,500
Steven L. Elfman	27,000	19,500	46,500
Samuel Gulko	27,000	19,500	46,500
Asha Keddy	27,000	19,500	46,500
Chetan Sharma	27,000	19,500	46,500
Gregory J. Szabo	27,000	19,500	46,500
(1)The amounts shown represent the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions we used with respect to the valuation of stock awards are set forth in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
(2)As of December 31, 2024, each director held 260 shares of unvested restricted stock pursuant to restricted stock awards granted to them in connection with their service as directors.
Summary of Director Compensation
Non-employee members of the Board of Directors receive quarterly fees for Board and committee service, and are reimbursed for their out-of-pocket expenses in connection with service on the Board of Directors. During 2024, the quarterly fee paid to our non-employee directors was set at $7,500, however the Board determined to maintain a temporary 10% reduction in Board fees which was first implemented in March 2023 and continued for the remainder of 2023 and throughout 2024. Non-employee members of the Board of Directors are eligible to receive discretionary awards under our Equity Plan. On January 16, 2024, each non-employee director received a grant of shares of restricted stock of 3,125 shares valued at $6.24 per share. These restricted share awards vested in equal installments over a period of 12 months from the grant date. Our Chairman of the Board, William W. Smith, Jr., is also a named executive officer and does not receive any separate compensation for his service as a director.
ANNUAL REPORT
Our Annual Report on Form 10-K for the 2024 fiscal year, filed with the Securities and Exchange Commission on March 12, 2025, is being mailed along with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material. Stockholders may also obtain a copy of the Annual Report, including the financial statements and financial statement schedules, without charge, by writing to Investor Relations at our principal executive offices located at 5800 Corporate Drive, 5th Floor, Pittsburgh, PA 15237. We will furnish upon request any exhibits to the Form 10-K upon the payment by the requesting stockholder of our reasonable expenses in furnishing such exhibits. Our Annual Report on Form 10-K, as well as certain other reports, proxy statements and other information regarding Smith Micro, are also available on our website at http://www.smithmicro.com or the Securities and Exchange Commission’s public website at http://www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Company stockholders will be “householding” our proxy materials. For stockholders requesting paper copies of the proxy statement, a single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) if you are not a stockholder of record, notify your broker, or (2) if you are a stockholder of record, direct your written request to Investor Relations, Smith Micro Software, Inc., 5800 Corporate Drive, 5th Floor, Pittsburgh, PA 15237 or your oral request to the Smith Micro at (412) 837-5300. If you currently receive multiple copies of the proxy statement at your address and would like to request “householding” of these communications, please contact your broker if you are not a stockholder of record; or contact our Investor Relations department if you are a stockholder of record, using the contact information provided above.
OTHER MATTERS
We know of no other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. Discretionary authority with respect to such other matters is granted by a stockholder’s submission of their proxy.
All stockholders are urged to vote by following the instructions on the Notice or, if printed proxy materials were received, by following the instructions provided with printed proxy materials.
By Order of the Board of Directors,
/s/Jennifer M. Reinke
Jennifer M. Reinke
Secretary
Pittsburgh, Pennsylvania
April 23, 2025

Appendix A
Amendment to Smith Micro Software, Inc.
Amended and Restated Omnibus Equity Incentive Plan
The Smith Micro Software, Inc. Amended and Restated Omnibus Equity Incentive Plan (the “Plan”) is hereby amended as of the effective date set forth below, as follows:
Section 5.1(a) shall be stricken and replaced in its entirety with the following:
Share Reserve. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. The maximum aggregate number of Shares which may be issued pursuant to all Awards may not exceed Seven Million Five Hundred Seventy-Eight Thousand One Hundred Twenty-Five (7,578,125) (subject to adjustment in the same manner provided in Article XV with respect to Shares subject to Awards then outstanding) (the “Share Reserve”).
The remaining provisions of the Plan are not modified or changed by this Amendment.
This Amendment was adopted by the Board of Directors of Smith Micro Software, Inc. on April 4, 2025 and by its stockholders on __________, 2025.

Effective Date:
By:
Name:
Title:

Appendix B
Amendment to Smith Micro Software, Inc.
Amended and Restated Employee Stock Purchase Plan
The Smith Micro Software, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”) is hereby amended as of the effective date set forth below, as follows:
Section 4.1 shall be stricken and replaced in its entirety with the following:
4.1     Authorized Shares. The maximum number of shares of Common Stock which may be issued pursuant to the Plan shall be Two Hundred Eighty-One Thousand Two Hundred Fifty (281,250) shares, subject to adjustment as provided in Section 7. The shares which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each, or shares purchased on the open market, as determined from time to time by the Board. If on any Purchase Date the number of shares otherwise purchasable by Participants is greater than the number of shares then remaining available under the Plan, the Committee shall allocate the available shares among the Participants in such manner as it deems fair and which complies with the requirements of Code Section 423 for employee stock purchase plans.
The remaining provisions of the Plan are not modified or changed by this Amendment.
This Amendment was adopted by the Board of Directors of Smith Micro Software, Inc. on April 4, 2025 and by its stockholders on __________, 2025.

Effective Date:
By:
Name:
Title:

01 - Andrew Arno 02 - Samuel Gulko 2 4 B V For Withhold For Withhold Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, 4 and 5.A 044Z8A 2. Non-binding advisory vote to approve the compensation of named executive officers. 3. Ratification of the appointment of SingerLewak LLP as the independent registered public accounting firm of Smith Micro Software, Inc. for the fiscal year ending December 31, 2025. 1. Election of Directors. To elect two (2) directors to serve for a three-year term ending at the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified: For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.B 4. Approval of an amendment to the Smith Micro Software, Inc. Amended and Restated Omnibus Equity Incentive Plan. 2025 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 5. Approval of an amendment to the Smith Micro Software, Inc. Amended and Restated Employee Stock Purchase Plan. MMMMMMMMMMMM M M M M M M M M M 1234 5678 9012 345 6 4 7 6 6 7 If no electronic voting, delete QR code and control # 0 0 0 0 0 1 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 2024 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/SMSI or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SMSI Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SMSI Notice of 2025 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 3, 2025 William W. Smith, Jr. and James M. Kempton, or either of them, each with the power of substitution, are hereby authorized as Proxies of the undersigned to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Smith Micro Software, Inc. to be held on June 3, 2025 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed herein by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of directors and FOR items 2, 3, 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — Smith Micro Software, Inc. Non-Voting ItemsC q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/SMSI The 2025 Annual Meeting of Stockholders of Smith Micro Software, Inc. will be held on June 3, 2025 at 11:00 am ET, virtually via the Internet at meetnow.global/MHZWG2G. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.